                                                                     Exhibit 2.2

                           STOCK PURCHASE AGREEMENT

                                     among

                      MECHANICAL TECHNOLOGY INCORPORATED,

                            LING ELECTRONICS, INC.,

                            LING ELECTRONICS, LTD.

                                      and

                         SATCON TECHNOLOGY CORPORATION

                               TABLE OF CONTENTS

Section                                                                                                  Page
1.  Purchase and Sale of the Shares and the U.K. Shares................................................    1
    1.1   Purchase of the Shares and the U.K. Shares from the Parent...................................    1
    1.2   Further Assurances...........................................................................    1
    1.3   Purchase Price for the Shares................................................................    2
    1.4   Closing......................................................................................    2
2.  Representations of the Parent Regarding the Securities.............................................    2
3.  Representations Regarding the Parent, the Company and the U.K. Subsidiary..........................    3
    3.1   Organization.................................................................................    3
    3.2   Capitalization of the Company................................................................    3
    3.3   Subsidiaries.................................................................................    3
    3.4   Authorization................................................................................    4
    3.5   Financial Statements.........................................................................    5
    3.6   Absence of Undisclosed Liabilities...........................................................    6
    3.7   Litigation...................................................................................    6
    3.8   Insurance....................................................................................    6
    3.9   Personal Property............................................................................    7
    3.10  Intangible Property..........................................................................    8
    3.11  Real Estate and Leases.......................................................................    9
    3.12  Inventory....................................................................................    9
    3.13  Accounts Receivable and Payable..............................................................   10
    3.14  Tax Matters..................................................................................   10
    3.15  Books and Records............................................................................   13
    3.16  Contracts and Commitments....................................................................   13
    3.17  Compliance with Agreements and Laws..........................................................   15
    3.18  Employee Relations...........................................................................   16
    3.19  Employee Benefit Plans.......................................................................   17
    3.20  Environmental Matters........................................................................   20
    3.21  Absence of Certain Changes or Events.........................................................   22
    3.22  Suppliers....................................................................................   24
    3.23  Warranty and Product Liability Claims........................................................   24
    3.24  Prepayments and Deposits.....................................................................   24
    3.25  Indebtedness to and from Officers, Directors and Parent......................................   24
    3.26  Banking Facilities...........................................................................   25
    3.27  Powers of Attorney and Suretyships...........................................................   25
    3.28  Conflicts of Interest........................................................................   25
    3.29  Regulatory Approvals.........................................................................   26
    3.30  Year 2000 Compliance.........................................................................   26
    3.31  Disclosure...................................................................................   27
    3.32  Broker's Fees................................................................................   27
    3.33  Securities Representations...................................................................   27
4.  Representation and Warranties of the Buyer.........................................................   29
    4.1   Organization and Qualification...............................................................   29
    4.2   Authorization; Enforcement...................................................................   30

    4.3   Capitalization................................................................................  30
    4.4   Authorization and Validity; Issuance of Shares................................................  31
    4.5   No Conflicts..................................................................................  31
    4.6   Consents and Approvals........................................................................  31
    4.7   Litigation; Proceedings.......................................................................  32
    4.8   No Default or Violation.......................................................................  32
    4.9   Disclosure; Absence of Certain Changes........................................................  33
    4.10  Buyer SEC Documents; Financial Statements.....................................................  33
    4.11  Broker's Fees.................................................................................  33
    4.12  Form S-3 Eligibility..........................................................................  34
    4.13  Listing and Maintenance Requirements Compliance...............................................  34
    4.14  Intellectual Property Rights..................................................................  34
    4.15  Registration Rights; Rights of Participation..................................................  34
    4.16  Tax Status; Firpta............................................................................  34
    4.17  Transactions With Affiliates..................................................................  35
    4.18  Material Contracts.:..........................................................................  35
    4.19  ERISA.........................................................................................  36
    4.20  Environmental Matters.........................................................................  36
    4.21  Year 2000 Matters.............................................................................  38
    4.22  Private Offering..............................................................................  38
    4.23  Investment Company............................................................................  38
5.  Public Announcements................................................................................  39
6.  Conditions to Obligations of the Buyer..............................................................  39
    6.1   Continued Truth of Representations and Warranties of the Parent and the
          Company; Compliance with Covenants and Obligations............................................  39
    6.2   Performance by the Parent and the Company.....................................................  39
    6.3   Governmental Approvals........................................................................  39
    6.4   Consent of Lenders, Lessors and Other Third Parties...........................................  39
    6.5   Adverse Proceedings...........................................................................  40
    6.6   Opinion of Counsel............................................................................  40
    6.7   Employment Contracts..........................................................................  40
    6.8   Repayment of Indebtedness.....................................................................  40
    6.9   Closing Deliveries............................................................................  40
7.  Conditions to Obligations of the Parent.............................................................  41
    7.1   Continued Truth of Representations and Warranties of the Buyer;
          Compliance with Covenants and Obligations.....................................................  42
    7.2   Corporate Proceedings.........................................................................  42
    7.3   Governmental Approvals........................................................................  42
    7.4   Consents of Lenders, Lessors and Other Third Parties..........................................  42
    7.5   Adverse Proceedings...........................................................................  42
    7.6   Opinion of Counsel............................................................................  42
    7.7   Closing Deliveries............................................................................  42
    7.8   Buyer Registration Rights Agreement...........................................................  43
8.  Indemnification.....................................................................................  43
    8.1   By the Parent and the Company.................................................................  43

     8.2  By the Buyer.................................................................................   44
     8.3  Indemnification Claims.......................................................................   44
     8.4  Survival of Representations and Warranties...................................................   47
     8.5  Limitations..................................................................................   47
9.   Tax Matters.......................................................................................   48
     9.1  Preparation and Filing of Tax Returns........................................................   48
     9.2  Tax Indemnification by the Parent............................................................   48
     9.3  Allocation of Certain Taxes..................................................................   49
     9.4  Cooperation on Tax Matters...................................................................   49
     9.5  Termination of Tax-Sharing Agreements........................................................   50
     9.6  Certain Tax Elections........................................................................   50
10.  Post-Closing Agreements...........................................................................   51
     10.1  Proprietary Information.....................................................................   51
     10.2  No Solicitation or Hiring of Former Employees...............................................   51
     10.3  Non-Competition Agreement...................................................................   52
     10.4  Board Representation........................................................................   52
     10.5  Benefit Transition..........................................................................   53
     10.6  Co-operation in Financial and Other Reparation..............................................   53
11.  Notices...........................................................................................   53
12.  Successors and Assigns............................................................................   54
13.  Entire Agreement; Amendments; Attachments.........................................................   54
14.  Severability......................................................................................   55
15.  Investigation of the Parties......................................................................   55
16.  Expenses..........................................................................................   55
17.  Submission to Jurisdiction........................................................................   55
18.  Governing Law.....................................................................................   56
19.  Section Headings..................................................................................   56
20.  Counterparts......................................................................................   56

Exhibit A - Opinion of Catherine S. Hill PLLC
Exhibit B - Estoppel Certificate
Exhibit C - Opinion of Hale and Dorr LLP
Exhibit D - Buyer Registration Rights Agreement

                           STOCK PURCHASE AGREEMENT

     Agreement (the "Agreement") made as of the 21st day of October, 1999 by and among SatCon Technology Corporation, a Delaware corporation with its principal office at 161 First Street, Cambridge, Massachusetts 02142 (the "Buyer"), Mechanical Technology Incorporated, a New York corporation with its principal office at 968 Albany-Shaker Road, Latham, New York 12110 (the "Parent"), Ling Electronics, Inc., a California corporation and a wholly-owned subsidiary of the Parent, with its principal office at 4890 East La Palma Avenue, Anaheim, California 92807 (the "Company") and Ling Electronics, Ltd., a United Kingdom corporation and a wholly-owned subsidiary of the Parent with its principal office c/o J.Bignall, 3 De Walden Court, 85 New Cavendish Street, London W1M 7RA (the "U.K. Subsidiary" or the "Subsidiaries").

                             Preliminary Statement
                             ---------------------

     1. The Buyer desires to purchase, and the Parent desires to sell (i) all of the issued and outstanding shares (collectively, the "Shares") of the common stock, $0.01 par value per share of the Company and (ii) all of the issued and outstanding ordinary shares (the "U.K. Shares") of the U.K. Subsidiary, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1. Purchase and Sale of the Shares and the U.K. Shares.
        ---------------------------------------------------

          1.1 Purchase of the Shares and the U.K. Shares from the Parent. Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), the Parent shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from the Parent, all the Shares and the U.K. Shares. At the Closing the Parent shall deliver to the Buyer certificates evidencing the Shares and the U.K. Shares duly endorsed in blank or with stock powers duly executed by the Parent.

          1.2  Further Assurances. At any time and from time to time after the
               ------------------
Closing, at the Buyer's request and without further consideration, the Parent shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as the Buyer may reasonably request, more effectively to transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Shares and the U.K. Shares owned by the Parent, to put the Buyer in actual possession and operating control of the assets, properties and business of the Company and the U.K. Subsidiary, to assist the Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

          1.3  Purchase Price for the Shares. In full payment for the Shares and
               -----------------------------
the U.K. Shares (collectively, the "Securities"), the Buyer shall pay to the Parent $70,000.00 and shall issue to the Parent a certificate issued in the name of the Parent representing 770,000 shares (the "SatCon Shares") of common stock, $0.01 par value per share, of the Buyer ("Buyer Common Stock").

          1.4  Closing. The Closing shall take place at the offices of Hale and
               -------
Dorr LLP, 60 State Street, Boston, Massachusetts 02109 at 10:00 a.m., Boston Time, on the date of execution of this Agreement or at such other location as the parties shall mutually agree. The transfer of the Securities by the Parent to the Buyer shall be deemed to occur at 8:00 a.m., Boston Time, on the Closing Date.

     2. Representations of the Parent Regarding the Securities.
        ------------------------------------------------------

     The Parent represents and warrants to the Buyer as follows:

               (a) The Parent has good and marketable title to the Securities free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever. The Securities constitute all of the outstanding securities of the Company and the U.K. Subsidiary.

               (b) The Parent has the full right, power and authority to enter into this Agreement and to transfer, convey and sell to the Buyer at the Closing the Securities to be sold by the Parent hereunder and, upon consummation of the purchase contemplated hereby, the Buyer will acquire from the Parent good and marketable title to the Securities free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever.

               (c) The Parent is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by the Parent or the transfer, conveyance and sale of the Securities to be sold by the Parent to the Buyer pursuant to the terms hereof.

     3. Representations Regarding the Parent, the Company and the U.K.
        --------------------------------------------------------------
Subsidiary.
----------

     The Parent, the Company and the U.K. Subsidiary, jointly and severally, represent and warrant to the Buyer that:

          3.1  Organization. Each of the Parent and the Company is a corporation
               ------------
duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and has all requisite power and authority (corporate and other) to own its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby. Each of the Parent and the Company is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of this Agreement or any of the material transactions contemplated hereby, (y) have or result in a material adverse effect on the results of operations, assets, or financial condition of the Parent or the Company or (z) impair the Parent's or the Company's ability to perform in all material respects on a timely basis their respective material obligations under this Agreement (any of (x), (y) or (z), being a "Material Adverse Effect"). Certified copies of the Certificate of Incorporation and Bylaws of the Company, as amended to date, have been previously delivered to the Buyer, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof.

          3.2  Capitalization of the Company. The Company's authorized capital
               -----------------------------
stock consists of 5,000,000 shares of Common Stock, $0.01 par value per share, of which Thirty-Two Thousand, Three Hundred and Ninety Eight (32,398) shares are issued and outstanding on the date hereof and held of record and beneficially by the Parent. All such issued and outstanding shares of the Company's common stock have been and on the Closing Date will be duly and validly issued and are, or will be on such date, fully paid and non-assessable. There are not, and on the Closing Date there will not be, outstanding (i) any options, warrants or other rights to purchase from the Company any capital stock of the Company; (ii) any securities convertible into or exchangeable for shares of such stock; (iii) any outstanding debt securities issued or guaranteed by the Company or (iv) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of the Company. No shares of the issued and outstanding shares of Common Stock are held in the treasury of the Company.

          3.3  Subsidiaries.
               ------------

               (a) Other than Plug Power, LLC, Turbonetics Energy, Inc. , MTI International, Inc. and the U.K. Subsidiary, the Parent does not own any equity interest in any corporation partnership, joint venture or other entity. Turbonetics Energy, Inc., MTI International, Inc., Power Plug, LLC do not compete with the Company.

               (b) Except as set forth in Schedule 3.3(b), the Parent owns of record and beneficially all of the outstanding shares of capital stock of the U.K. Subsidiary free and clear of all covenants, conditions, restrictions, liens, charges and encumbrances.

               (c) Except as set forth in Schedule 3.3(c), the U.K. Subsidiary is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own its properties and carry on its business as now being conducted. The U.K. Subsidiary is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification except where the failure to be so qualified or in good standing, as the case may be, would not have a Material Adverse Effect. Copies of the charter, bylaws and other governing instruments of The U.K. Subsidiary, each as amended to date, have been previously delivered to the Buyer, are complete and correct, and no amendments have been made thereto or have been authorized since the date of such delivery. The Company does not own any capital stock of or other equity interest in any corporation, partnership or other entity. The shares of capital stock of the U.K. Subsidiary have been duly and validly issued and are fully paid and non-assessable.

               (d) The U.K. Subsidiary does not hold shares of its capital stock in its treasury, and there are not, and on the Closing Date there will not be, outstanding any (i) options, warrants or other rights with respect to the capital stock of the U.K. Subsidiary, (ii) any securities convertible into or exchangeable for shares of such stock, or (iii) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of any of them.

               (e) As of August 22, 1999, the U.K. Subsidiary had the assets and liabilities set forth on Schedule 3.3(e). Since August 22, 1999, there have been no material changes in the assets or liabilities of the U.K. Subsidiaries.

          3.4  Authorization. The execution and delivery by the Company, the
               -------------
U.K. Subsidiary and the Parent of this Agreement and the agreements provided for herein, and the consummation by the Company, the U.K. Subsidiary and the Parent of all transactions contemplated hereunder and thereunder by the Company, the U.K. Subsidiary and the Parent, have been duly authorized by all requisite corporate action. This Agreement has been duly executed by the Company, the U.K. Subsidiary and the Parent. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Company, the U.K. Subsidiary or the Parent is a party constitute the valid and legally binding obligations of the Company, the U.K. Subsidiary and the Parent, enforceable against them in accordance with their respective terms. The execution, delivery and performance by the Company, the U.K. Subsidiary and the Parent of this Agreement and the agreements provided for herein, and the consummation by the Company, the U.K. Subsidiary and the Parent of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Company, the U.K. Subsidiary or the Parent; (b) violate the provisions of the Certificate of Incorporation or Bylaws of the Company, the U.K. Subsidiary or the Parent; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Company, the U.K. Subsidiary or the Parent pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which the Company, the U.K. Subsidiary or the Parent is a party or by which the Company, the U.K. Subsidiary or the Parent or any of their respective properties is or may be bound. Schedule 3.4 attached hereto sets forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by the Company, the U.K. Subsidiary and the Parent of the transactions contemplated by this Agreement.

          3.5  Financial Statements.
               --------------------

               (a) The Parent previously delivered to the Buyer the unaudited consolidated balance sheets of the Company and the U.K. Subsidiary as of September 30, 1996, 1997 and 1998 (the "Fiscal Year Balance Sheets") and the related statements of income of the Company and the U.K. Subsidiary for the fiscal years then ended (collectively, the "Fiscal Year Financial Statements"). The Parent has also previously delivered to the Buyer the unaudited consolidated balance sheets of the Company and the U.K. Subsidiary as of August 22, 1999 (the "Current Balance Sheet") and the related statements of income for the eleven-month period then ended (collectively, the "Current Financial Statements"). The Fiscal Year Financial Statements and, the Current Financial Statements (collectively, the "Financial Statements") have been prepared in accordance with generally accepted accounting principles applied consistently with past practices and have been certified by the Company's chief financial officer. The date of the August 22, 1999 Fiscal Year Balance Sheet is hereinafter referred to as the "Balance Sheet Date."

               (b) The Financial Statements fairly present, as of their respective dates, the financial condition, retained earnings, assets and liabilities of the Company and the U.K. Subsidiary and the results of operations of the Company's and the U.K. Subsidiary's businesses for the periods indicated. With respect to contracts and commitments for the sale of goods or the provision of services by the Company and the U.K. Subsidiary, the Financial Statements contain and reflect adequate reserves, which are consistent with previous reserves taken, for all reasonably anticipated material losses and costs and expenses. The amounts shown as accrued for current and deferred Taxes (other than state and federal income taxes) in the Financial Statements are sufficient for the payment of all accrued and unpaid Taxes (other than state and federal income taxes), interest, penalties, assessments or deficiencies applicable to the Company or any Subsidiary, whether disputed or not, for the applicable period then ended and periods prior thereto.

               (c) The book value of inventory reflected on the August 22, 1999 Balance Sheet, as computed on a first-in, first-out basis is true and correct.

          3.6  Absence of Undisclosed Liabilities. Except as and to the extent
               ----------------------------------
(a) reflected and reserved against in the Current Balance Sheet, (b) set forth on Schedule 3.6 attached hereto, or (c) incurred in the ordinary course of business after the date of the Current Balance Sheet and not material in amount, either individually or in the aggregate, neither the Company nor any of the Subsidiaries has any liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, which is material to the condition (financial or otherwise) of the assets, properties, business or prospects of the Company and the U.K. Subsidiaries taken as a whole. For purposes of this Subsection 3.6, "material" means any amount in excess of $100,000.

          3.7  Litigation. Except as set forth on Schedule 3.7 attached hereto
               ----------
(a) there is no action, suit or proceeding to which the Company or any of the Subsidiaries is a party (either as a plaintiff or defendant) pending or threatened before any court or governmental agency, authority, body or arbitrator and to the best knowledge of the Parent, there is no basis for any such action, suit or proceeding; (b) neither the Company nor any of the Subsidiaries, nor any officer, director or employee of any of the foregoing, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the Company or any of the Subsidiaries; and (c) there is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency enjoining or requiring the Company or any of the Subsidiaries to take any action of any kind with respect to its business, assets or properties.

          3.8  Insurance. Schedule 3.8 attached hereto sets forth a true,
               ---------
correct and complete list of all fire, theft, casualty, general liability, workers compensation, business interruption, environmental impairment, product liability, automobile and other insurance policies maintained by the Company, the U.K. Subsidiary or the Parent with respect to the business and the Company or the U.K. Subsidiary and of all life insurance policies maintained on the lives of any of their employees (collectively, the "Insurance Policies"). The Company has previously delivered complete and accurate information to the Buyer on all claims made under such Insurance Policies (other than life insurance policies) since October 1, 1996. A true, correct and complete summary of all Insurance Policies currently in effect has previously been delivered by the Parent or the Company to the Buyer. As of the date hereof and the Closing Date, the Insurance Policies are in full force and effect and are in amounts of a nature which are adequate and customary for the Company's and the Subsidiaries' business. All premiums due on the Insurance Policies or renewals thereof have been paid, if billed, and there is no default under the Insurance Policies. Except as set forth on
Schedule 3.8, neither the Company nor any of the Subsidiaries has received any notice or other communication from any issuer of the Insurance Policies since September 30, 1996 canceling or materially amending any of the Insurance Policies, materially increasing any deductibles or retained amounts thereunder, or materially increasing the annual or other premiums payable thereunder, and, to the best knowledge of the Parent, no such cancellation, amendment or increase of deductibles, retainages or premiums is threatened. Except as set forth on
Schedule 3.8, neither the Company nor any of the Subsidiaries has any outstanding claims or any dispute with any insurance carrier regarding claims, settlements or premiums and neither the Company nor any of the Subsidiaries has failed to give any notice or present any claim under any Insurance Policy in due and timely fashion. There are no outstanding requirements or recommendations by any issuer of the Insurance Policies or by any Board of Fire Underwriters or other similar body exercising similar functions or by any governmental authority exercising similar functions which requires or recommends any changes in the conduct of the business of, or any repairs or other work to be done on or with respect to any of the properties or assets of, the Company or any of the Subsidiaries.

          3.9  Personal Property. Except as disclosed in Schedule 3.9:
               -----------------

               (a) the Company or the U.K. Subsidiary, as the case may be, has good and marketable title to each item of tangible personal property used by the Company in the conduct of the Company's historic operations ("Personal Property") free and clear of all liens, leases, encumbrances, claims under bailment and storage agreements, equities, conditional sales contracts, security interests, charges and restrictions ("Liens"), except for Liens, if any, for personal property taxes not due;

               (b) no officer, director, stockholder or employee of the Company or the U.K. Subsidiary, nor any spouse, child or other relative or affiliate thereof, owns directly or indirectly, in whole or in part, any of the Personal Property;

               (c) each item of Personal Property not owned by the Company or the U.K. Subsidiary is in such condition that upon the return of such property to its owner in its present condition at the end of the relevant lease term or as otherwise contemplated by the applicable agreement between the Company or the U.K. Subsidiary, as the case may be, and the owner or lessor thereof, the obligations of the Company or the U.K. Subsidiary, as the case may be, to such owner or lessor will be discharged; and

               (d) the Company and the U.K. Subsidiary own or otherwise have the right to use all of the Personal Property now used or useful in the operation of their business or the use of which is necessary for or useful in the performance of any material contract, letter of intent or proposal to which any of them is a party.

          3.10 Intangible Property. Schedule 3.10 attached hereto sets forth:
               -------------------
(i) a true, correct and complete list of, all items of intangible property owned by, or used or useful in connection with the business of, the Company or any of the Subsidiaries, including, but not limited to, trade secrets, know-how, any other confidential information of the Company, United States and foreign patents, trade names, trademarks, trade name and trademark registrations, copyrights and copyright registrations, and applications for any of the foregoing (the "Intangible Property"); and (ii) a true, correct and complete list of all licenses or similar agreements or arrangements to which the Company or the U.K. Subsidiary is a party, either as licensee or licensor, with respect to the Intangible Property. Except as otherwise disclosed in Schedule 3.10:

               (a) the Company or the U.K. Subsidiary is the sole and exclusive owner of all right, title and interest in and to the Intangible Property and all designs, and permits, used in connection therewith, free and clear of all liens, security interests, charges, encumbrances, equities or other adverse claims;

               (b) the Company or the U.K. Subsidiary has the right and authority to use, and to continue to use after the Closing, the Intangible Property in connection with the conduct of its business in the manner presently conducted, and such use or continuing use does not and, to the best of the Company's knowledge, will not conflict with, infringe upon or violate any rights of any other person, corporation or entity;

               (c) none of the Company, the Parent nor the U.K. Subsidiary has received notice of, or to the best of the Parent's knowledge there is no basis for, a pleading or threatened claim, interference action or other judicial or adversarial proceeding against the Company that any of the operations, activities, products, services or publications of the Company or any of its customers or distributors infringes or will infringe any patent, trademark, trade name, copyright, trade secret or other property right of a third party, or that it is illegally or otherwise using the trade secrets, formulae or property rights of others;

               (d) there are no outstanding, nor, to the best of the Company's knowledge, any threatened disputes or other disagreements with respect to any licenses or similar agreements or arrangements described in Schedule 3.10 or
                                                            -------------
with respect to infringement by a third party of any of the Intangible Property;

               (e) the Intangible Property owned or licensed by the Company or the relevant Subsidiary is sufficient to conduct the Company's or the U.K. Subsidiary's business as presently conducted;

               (f) the Company or the U.K. Subsidiary has taken all steps reasonably necessary to protect its right, title and interest in and to the Intangible Property and the continued use of the Intangible Property;

               (g) no officer, director, stockholder or employee of the Company or the U.K. Subsidiary, nor any spouse, child or other relative or affiliate thereof, owns directly or indirectly, in whole or in part, any of the Intangible Property; and

               (h) To the best of the Parent's knowledge, no third party is infringing, or will threaten to infringe, upon or otherwise violate any of the Intangible Property in which the Company or the U.K. Subsidiary has ownership rights.

          3.11 Real Estate and Leases. Neither the Company nor any Subsidiary
               ----------------------
owns any real property. Schedule 3.11 attached hereto sets forth (a) a true, correct and complete list as of the date hereof of all leases of real property, identifying separately each ground lease, to which the Company or any of the Subsidiaries is a party (collectively, the "Leases"). True, correct and complete copies of all Leases and all amendments, modifications and supplemental agreements thereto, have previously been delivered by the Parent or the Company to the Buyer. The Leases are in full force and effect, are binding and enforceable against each of the parties thereto in accordance with their respective terms and, except as set forth on Schedule 3.11, have not been modified or amended since the date of delivery to the Buyer. No party to any Lease has sent written notice to the other claiming that such party is in default thereunder and that such default remains uncured. Except as set forth on
Schedule 3.11, there has not occurred any event which would constitute a breach of or default in the performance of any covenant, agreement or condition contained in any Lease, nor has there occurred any event which with the passage of time or the giving of notice or both would constitute such a breach or material default. Neither the Company nor any of the Subsidiaries is obligated to pay any leasing or brokerage commission relating to any Lease and, except as set forth on Schedule 3.11, will not have any obligation to pay any leasing or brokerage commission upon the renewal of any Lease. Except as set forth on
Schedule 3.11, no construction, alteration or other leasehold improvement work with respect to any of the Leases remains to be paid for or to be performed by the Company or any of the Subsidiaries. Except as set forth on Schedule 3.11, the Financial Statements contain adequate reserves to provide for the restoration of the property subject to the Leases at the end of the respective Lease terms, to the extent required by the Leases.

          3.12 Inventory. The inventory owned by the Company and its U.K.
               ---------
Subsidiary consists of items of a quality and quantity which are usable or saleable without discount in the ordinary course of the business conducted by the Company and the Subsidiaries. The value of all items of obsolete materials and of materials of below standard quality have been written down to realizable market value and the values at which such inventory is carried reflect the normal Inventory valuation policy of the

Company and the Subsidiaries of stating Inventory at the lower of cost or market value in accordance with generally accepted accounting principles.

          3.13 Accounts Receivable and Payable. Schedule 3.13 attached hereto
               -------------------------------  -------------
sets forth a true, correct and complete list of the accounts and notes receivable of the Company and the Subsidiaries (the "Account Receivable"), including the aging thereof as of October 19, 1999. All Accounts Receivable of the Company and the U.K. Subsidiary arose out of the sales of inventory or services in the ordinary course of business and are collectible in the face value thereof within 90 days after the date of invoice, except for retainages and balances which are subject to customer acceptance of units, using normal collection procedures, net of the reserve for doubtful accounts set forth thereon, which reserve is adequate and was calculated in accordance with generally accepted accounting principles consistently applied. Schedule 3.13 attached hereto also sets forth a true, correct and complete list of accounts payable of the Company and the Subsidiaries ("Accounts Payable"), including the aging thereof as of the date hereof. All Accounts Payable arose in the ordinary course of business.

          3.14 Tax Matters.
               -----------

               (a) Unless otherwise provided, for purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

               (b) Unless otherwise provided, for purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

               (c) Except as set forth on Schedule 3.14, since October 1, 1996, each of the Company and the Subsidiaries has filed all material Tax Returns that it was required to file, and all such material Tax Returns were correct and complete in all material respects. Each group of corporations with which the Company or any of the Subsidiaries has filed (or was required to file) consolidated, combined, unitary or similar material Tax Returns (an "Affiliated Group") has filed all material Tax Returns that it was required to file with respect to any period in which the Company or any of the Subsidiaries was a member of such Affiliated Group (an "Affiliated Period"), and all such Tax Returns were correct and complete in all material respects. Each of the Company and the Subsidiaries has paid all Taxes that are shown to be due on any such Tax Returns and subsequent assessment to such Tax Returns that were due and payable and each Affiliated Group has paid all Taxes and subsequent assessments to such Tax

Returns that were due and payable and each Affiliated Group has paid all Taxes and subsequent assessments to such Tax Returns that were due and payable with respect to all Affiliated Periods. The unpaid Taxes of the Company and the Subsidiaries for tax periods through the date of the Current Balance Sheet do not exceed the accruals and reserves for Taxes set forth on the Current Balance Sheet (exclusive of any accruals for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles and exclusive of federal and state income taxes that are accrued on the Parent's balance sheet). Since October 1, 1996, all Taxes that the Company or any of the Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental entity.

          (d) The Parent has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or any of the Subsidiaries since September 30, 1996 and materially correct and complete copies of the portion of the federal income Tax Returns, examination reports and statements of deficiency assessed against or agreed to with respect to any Affiliated Group relating to the activities of the Company and the Subsidiaries for all Affiliated Periods since September 30, 1996. The Parent has delivered or made available to the Buyer materially correct and complete copies of all other Tax Returns of the Company and the Subsidiaries request by the Buyer together with all related examination reports and statements of deficiency for all periods from and after September 30, 1996 and materially correct and complete copies of the portion of all other Tax Returns, examination reports and statements of deficiency assessed against or agreed to with respect to any Affiliated Group relating to the activities of the Company and the Subsidiaries for all Affiliated Periods since September 30, 1996. The Tax Returns of the Company, each of the Subsidiaries, and each Affiliated Group have been audited by the applicable taxing authorities or are closed by the applicable statute of limitations for all taxable years through the taxable year specified on Schedule
3.14 hereto. No examination or audit of any Tax Return of the Company or any of the Subsidiaries or any Affiliated Group with respect to an Affiliated Period by any Governmental Entity is currently in progress or, to the knowledge of the Company and the Subsidiaries and the members of any Affiliated Group, threatened or contemplated and exclusive of federal and state income taxes that are accrued on the Parent's balance sheet. Since October 1, 1996, neither the Company nor any of the Subsidiaries nor the members of any Affiliated Group has been informed by any jurisdiction that the jurisdiction believes that the Company or any of the Subsidiaries or the Affiliated Group was required to file any Tax Return that was not filed.

          (e) Neither the Company nor any of the Subsidiaries nor any Affiliated Group has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

          (f) Neither the Company nor any of the Subsidiaries is a "consenting corporation" within the meaning of Section 341(f) of the Internal Revenue

Code of 1986, as amended (the "Code"), and none of the assets of the Company or the Subsidiaries are subject to an election under Section 341(f) of the Code.

          (g) Neither the Company nor any of the Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

          (h) Other than the Parent's employment agreement with Jim Clemens executed in connection with this Agreement, neither the Company nor any of the Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that will be an "excess parachute payment" under Code Section 280G.

          (i) Neither the Company nor any of the Subsidiaries has any actual or to the best of the Parent's knowledge, potential liability for any Taxes of any person (other than the Company, the Subsidiaries, and any Affiliated Group) as a transferee or successor, by contract, or otherwise.

          (j) None of the assets of the Company or any of the Subsidiaries is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code.

          (k) None of the assets of the Company or any of the Subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

          (l) None of the assets of the Company or any of the Subsidiaries directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

          (m) Neither the Company nor any of the Subsidiaries has undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code.

          (n) Neither the Company nor any of the Subsidiaries has ever participated in or cooperated with an international boycott within the meaning of Section 999 of the Code.

          (o) Neither the Company nor any of the Subsidiaries is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which only the Company, the Subsidiaries, and any current Affiliated Group are or were members.

          (p) Neither the Company nor any Subsidiary is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

          3.15 Books and Records.  The general ledgers and books of account of
               -----------------
the Company and the Subsidiaries, all federal, state and local income, franchise, property and other Tax Returns filed by the Company and the Subsidiaries are in all material respects complete and correct and have been maintained in accordance with good business practice and in accordance with all applicable procedures required by laws and regulations.

          3.16 Contracts and Commitments.
               -------------------------

               (a)  Schedule 3.16 attached hereto contains a true, complete and
                    -------------
correct list and description of the following contracts and agreements, whether written or oral (collectively, the "Contracts"):

                    (1) all loan agreements, indentures, mortgages and guaranties to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their property is bound;

                    (2) all pledges, conditional sale or title retention agreements, security agreements, equipment obligations, personal property leases and lease purchase agreements to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their property is bound;

                    (3) all contracts, agreements, commitments, (other than purchase orders) or other understandings or arrangements to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their property is bound which (A) involve payments or receipts by the Company or any of the Subsidiaries of more than $25,000 in the case of any single contract, agreement, commitment, understanding or arrangement under which full performance (including payment) has not been rendered by all parties thereto or (B) which may materially adversely affect the condition (financial or otherwise) or the properties, assets, business or prospects of the Company or any of the Subsidiaries;

                    (4) all collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, pension plans, retirement plans, employee stock option or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their property is bound;

                    (5) all agency, distributor, sales representative, franchise or similar agreements to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their property is bound;

                    (6) all contracts, agreements or other understandings or arrangements between the Company and any of the Subsidiaries (including, but not limited to, any tax sharing arrangements) or between the Company and the Parent or their affiliates;

                    (7) all leases, whether operating, capital or otherwise, under which the Company or any of the Subsidiaries is lessor or lessee;

                    (8) all contracts, agreements and other documents or information relating to past disposal of waste (whether or not hazardous), and sales of steel scrap, prototypes, tools and dies;

                    (9) all contracts, agreements or other arrangements imposing a non-competition or non-solicitation obligation on the Company or any of its Subsidiaries; and

                    (10) any other material agreements or contracts (other than purchase orders) entered into by the Company or any of the Subsidiaries.

               (b)  Except as set forth on Schedule 3.16:
                                           -------------

                    (1) Each Contract is a valid and binding agreement of the Company or the relevant Subsidiary, enforceable against the Company or the relevant Subsidiary in accordance with its terms, and, to the best of the Parent's knowledge, each Contract is a valid and binding agreement of the other parties thereto;

                    (2) the Company or the relevant Subsidiary has fulfilled all material obligations required pursuant to the Contracts to have been performed by the Company or the relevant Subsidiary, as the case may be, on its part prior to the date hereof, and to the best of the Parent's knowledge it will be able to fulfill, when due, all of its obligations under the Contracts which remain to be performed after the date hereof; the Company's outstanding purchase orders on the Closing Date provide for a number of units to be delivered that are consistent with the Company's historical capacity to produce such number of units within the prescribed contractual period;

                    (3) the Company or the relevant Subsidiary is not in breach of or default in any material respect under any Contract, and, to the best knowledge of the Parent, no event has occurred which with the passage of time or giving of notice or both would constitute such a default, result in a loss of rights or result in the creation of any lien, charge or encumbrance, thereunder or pursuant thereto;

                    (4) to the best knowledge of the Parent, there is no existing breach or default by any other party of a material obligation under any Contract, and to the best knowledge of the Parent no event has occurred which with the passage of time or giving of notice or both would constitute a default by such other party, result in a loss of rights or result in the creation of any lien, charge or encumbrance thereunder or pursuant thereto;

                    (5) there are not and, since October 1, 1996 have not been, any claims material in amount of a non-routine nature relating to the Company or any Subsidiary by customers of the Company or any of the Subsidiaries under any warranties, whether express or implied;

                    (6) the Company and the Subsidiaries are not restricted by any Contract from carrying on their business anywhere in the world; and

                    (7) neither the Company nor any of the Subsidiaries has any written or oral contracts to sell products or perform services which are expected to be performed at, or to result in, a loss.

               (c) True, correct and complete (in all material respects) copies of all Contracts have previously been delivered by the Company or the Parent to the Buyer.

          3.17 Compliance with Agreements and Laws.  The Company and the
               -----------------------------------
Subsidiaries each have all licenses, permits and certificates, including environmental, health and safety permits, from federal, state and local authorities the possession of which are material to conduct their respective business and the ownership and operation of their respective assets (collectively, the "Permits"). Schedule 3.17 attached hereto sets forth a true, correct and complete list of all such Permits which are material to the conduct of the Company's business, copies of which have previously been delivered by the Company or the Parent to the Buyer. Neither the Company nor any of the Subsidiaries is in violation in any material respect of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to building, zoning, environmental protection, occupational, health and safety, disposal of hazardous substances, hazardous waste, land use or similar matters) relating to its properties. The business of the Company and the Subsidiaries as conducted since October 1, 1996, has not violated, and on the date hereof does not violate, in any material respect, any federal, state, local or foreign laws, regulations or orders (including, but not limited to, any of the foregoing relating to employment discrimination, occupational safety and health, environmental protection, hazardous substances, hazardous waste or corrupt practices), the enforcement of which would have a material adverse effect on the results of operations, condition (financial or otherwise), assets, properties business or prospects of the Company or any of the Subsidiaries. Except as set forth on Schedule 3.17, neither the Company nor any of the

Subsidiaries has had notice or communication from any federal, state or local governmental or regulatory authority or otherwise since October 1, 1996 of any such violation or noncompliance.

          3.18 Employee Relations.
               ------------------

               (a) The Company and each of the Subsidiaries is in compliance in all material respects with all federal, state and municipal laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice, and there are no arrears (other than arising out of its normal weekly payroll cycle) in the payment of wages or social security taxes.

               (b)  Except as set forth on Schedule 3.18 attached hereto:
                                           -------------

                    (1) none of the employees of the Company or the Subsidiaries is represented by any labor union;

                    (2) there is no unfair labor practice complaint against the Company or any of the Subsidiaries pending before the National Labor Relations Board or any state or local agency;

                    (3) to the best of the Parent's knowledge, there is no pending labor strike or other material labor trouble affecting the Company or any of the Subsidiaries (including, without limitation, any organizational drive);

                    (4) there is no material labor grievance pending against the Company or any of the Subsidiaries;

                    (5) to the best of the Parent's knowledge, there is no pending representation question respecting the employees of the Company or any of the Subsidiaries;

                    (6) there are no pending arbitration proceedings arising out of or under any collective bargaining agreement to which the Company or any of the Subsidiaries is a party, or to the best knowledge of the Parent, any basis for which a claim may be made under any collective bargaining agreement to which the Company or any of the Subsidiaries is a party;

                    (7) other then as required under COBRA, neither the Company nor any of the Subsidiaries has any continuing obligation for health, life, medical insurance or other similar fringe benefits to any former employee of the Company or any Subsidiary; and

                    (8) no employee is entitled to a bonus payment for any period prior to the Closing Date or has any contractual arrangements (whether oral or in writing) relating to severance, or has been promised any stay pay or similar arrangement.

               (c) For purposes of this Subsection 3.18, the term "employee" shall be construed to include sales agents and other independent contractors who spend a majority of their working time on the business of the Company or any of the Subsidiaries.

          3.19 Employee Benefit Plans.
               ----------------------

               (a) Employee Plans. Schedule 3.19 attached hereto contains a
                   -------- -----
true, correct and complete list of all pension, benefit, profit sharing, retirement, deferred compensation, welfare, insurance, disability, bonus, vacation pay, severance pay and other similar plans, programs and agreements, whether reduced to writing or not, other than any "multiemployer plan" as such term is defined in Section 4001(a)(3) of ERISA, relating to the Company's employees, or maintained at any time since October 1, 1996 by the Company or by any other member (hereinafter, "Affiliate") of any controlled group of corporations, group of trades or businesses under common control, or affiliated service group (as defined for purposes of Section 414(b), (c) and (m), respectively, of the Internal Revenue Code of 1986, as amended (the "Code")) (the Employee Plans") and, except as set forth on Schedule 3.19 attached hereto,
                                                  -------- ----
the Company has no obligations, contingent or otherwise, past or present, under applicable law or the terms of any Employee Plan.

               (b) Prohibited Transactions.  Neither the Company nor any of its
                   -----------------------
Affiliates, directors, officers, employees or agents, or any "party in interest" or "disqualified person," as such terms are defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code has, with respect to any Employee Plan, engaged in or been a party to any nonexempt "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, in connection with which, directly or indirectly, the Buyer or any of its Affiliates, directors or employees or any Employee Plan or any related funding medium could be subject to either a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

               (c) Compliance. With respect to all Employee Plans, the Company
                   ----------
and its Affiliates are in compliance in all material respects with the requirements prescribed by any and all statutes, orders or governmental rules or regulations currently in effect, including, but not limited to, ERISA and the Code, applicable to such Employee Plans. The Company and its Affiliates have in all material respects performed all obligations required to be performed by them under, and is not in violation in any respect of, and there has been no default or violation by any other party with respect to, any of the Employee Plans. Except as set forth on Schedule 3.19
                       -------------
attached hereto: (i) none of the Employee Plans which are subject to Title IV of ERISA has been or will be terminated in whole or in part within the meaning of ERISA or the Code; (ii) no liability has been incurred to, nor has any event or circumstance occurred, nor will any event or circumstance occur prior to the Closing Date, which could result in such a liability being asserted by, the Pension Benefit Guaranty Corporation ("PBGC") with respect to any Employee Plan (other than the payment of annual premiums under Section 4007 of ERISA or benefits payable in accordance with the terms of such Employee Plan); (iii) no Employee Plan that is subject to Part 3 of Subtitle B of Title I of ERISA or
Section 412 of the Code, or both, incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived; (iv) neither the Company nor any Affiliate has failed to pay any amounts due and owing as required by the terms of any Employee Plan; (v) there has been no "reportable event" within the meaning of Section 4043(b)(1)-(9) of ERISA, or any event described in Section 4063(a) of ERISA, with respect to any Employee Plan, other than as disclosed herein or on accompanying schedules; (vi) neither Company nor any Affiliate has failed to make any payment to an Employee Plan required under Section 302 of ERISA nor has any lien ever been imposed under Section 302(f) of ERISA; (vii) neither the Company nor any Affiliate has adopted an amendment to any Employee Plan which requires the provision of security under Section 307 of ERISA, (viii) the PBGC has not instituted any proceedings to terminate an Employee Plan pursuant to Section 4042 of ERISA.

               (d) Multiemployer Plans.  Schedule 3.19 lists each and every
                   -------------------   -------------
multiemployer plan to which the Company or its Affiliates contribute, are required to contribute at any time since October 1, 1996. No multiemployer plan listed in Schedule 3.14 is in "reorganization" (as defined in Section 4241 of
          -------------
ERISA) or "insolvent" (as defined in Section 4245 of ERISA). Neither the Company nor any Affiliate has withdrawn or is reasonably expected to withdraw from a multiemployer plan in a complete or partial withdrawal which has resulted or will result in "withdrawal liability," as defined for purposes of Part I of Subtitle E of Part IV of ERISA, with respect to any such plan which has not been satisfied in full. The Company and its Affiliates have made all contributions to any such plan as are required through the Closing Date under the terms of any such plans or applicable statutes, regulations, rulings and other applicable law; and no event has occurred, or can occur prior to the Closing Date, which could give rise to any other liability (other than a continuing obligation to contribute to such plan(s) under the terms of any applicable collective bargaining agreements) on the part of the Company or the Buyer, or their Affiliates, officers, employees or directors with respect to such plan(s).

               (e) Retiree Benefits.  Except as set forth in Schedule 3.19, no
                   ----------------                          -------------
Employee Plan provides health or life insurance benefits for retirees. No such plan contains any provisions, and no commitments or agreements exist, which in any way would limit or prohibit the Buyer from amending any such plan to reduce or eliminate such retiree benefits.

               (f)  Copies of Employee Plans and Related Documents. The Company
                    ----------------------------------------------
has previously delivered to the Buyer true, correct and complete copies of all Employee Plans which have been reduced to writing and written descriptions of all Employee Plans which have not been reduced to writing, and all agreements, including trust agreements and insurance contracts, related to such Employee Plans, and the Summary Plan Description and all modifications thereto for each Employee Plan communicated to employees. The Company does not have and is not required to contribute to an Employee Plan that is a "defined benefit plan," as such term is defined in Section 3(35) of ERISA (the "Defined Benefit Plans").

               (g) Qualifications.  Each Employee Plan intended to qualify under
                   --------------
Section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501(a). Each Employee Plan which is a funded welfare benefit plan intended to be exempt from tax under the provisions of Section 501(c)(9) of the Code has been determined by the Internal Revenue Service to be so exempt. Copies of all determination letters with respect to each such Employee Plan have been previously delivered by the Company to the Buyer, and nothing has since occurred, or will occur prior to the Closing Date, which might cause the loss of such qualification or exemption, no such Employee Plan has been operated in a manner which would cause it to be disqualified in operation, and all such Employee Plans have been administered in compliance with and consistent with all applicable requirements of the Code and ERISA, including, without limitation, all reporting, notice, and disclosure requirements.

               (h) Funding Status, Etc.
                   -------------------

                   (1) Except as set forth on Schedule 3.19, neither the Company
                                              -------------
nor any corporation or trade or business (whether or not incorporated) which would be treated as a member of the controlled group of the Company under
Section 4001(a)(14) of ERISA would be liable for (A) any amount pursuant to
Section 4062, 4063, 4064, 4068 or 4069 of ERISA if any of the Employee Plans which are subject to Title IV of ERISA were to terminate or (B) any amount pursuant to Section 4201 of ERISA if a complete or partial withdrawal from any multiemployer plan listed on Schedule 3.19 occurred before the Closing. Except
                             -------------
as set forth on Schedule 3.19, all Employee Plans which are subject to Title IV
                -------------
of ERISA have no unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA. There is no unpaid contribution due with respect to the plan year of any such Defined Benefit Plan ended prior to the Closing Date, as required under the minimum funding requirements of Section 412 of ERISA.

                   (2) With respect to each Employee Plan which is a qualified defined contribution pension, profit-sharing or stock bonus plan, as defined in ERISA, all employer contributions accrued for plan years ending prior to the Closing Date under the Plan terms and applicable law have been made by the Company.

                    (3) All premiums or other payments required by the terms of any group or individual insurance policies and programs maintained by the Company and covering any present or former employees of the Company with respect to all periods up to and including the Closing Date have been fully paid for the length of the obligation.

               (i)  Claims and Litigation. Except as set forth on Schedule 3.19,
                    ---------------------                         -------------
to the best of the Company's knowledge, there are no threatened or pending claims, suits or other proceedings by present or former employees of the Company or its affiliates, plan participants, beneficiaries or spouses of any of the above, the Internal Revenue Service, the PBGC, or any other person or entity involving any Employee Plan including claims against the assets of any trust, involving any Employee Plan, or any rights or benefits thereunder, other than ordinary and usual claims for benefits by participants or beneficiaries including claims pursuant to domestic relations orders.

               (j) No Implied Rights.  Nothing expressed or implied herein shall
                   -----------------
confer upon any past or present employee of the Company, his or her representatives, beneficiaries, successors and assigns, nor upon any collective bargaining agent, any rights or remedies of any nature, including, without limitation, any rights to employment or continued employment with the Company, the Buyer, or any successor or affiliate.

               (k) Liabilities.  Except as heretofore accrued on the Current
                   -----------
Financial Statements and except with respect to the period between August 22, 1999 and the Closing Date, there are no liabilities with respect to any Employee Plan which liability relates to any period prior to the Closing Date, including, without limitation, any taxes, accrued vacation or sick pay (whether or not vested), accrued vacation, sick and personal leaves, employee policies, employee benefit claims or liability to the Pension Benefit Guaranty Corporation. The Company does not have a policy or any contractual obligation to pay severance pay.


          3.20 Environmental Matters.
               ---------------------

               (a) Hazardous Materials have not at any time been generated, used, treated or stored on any property, plants or other facility now or formerly owned, leased, or operated by the Company or any Subsidiary or their predecessors, in violation in any material respect of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, and none of the Company or any of its Subsidiaries or their predecessors have received any notice of any such violation with respect to Hazardous Materials.

          (b) There has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any property now owned or leased by the Company or any of its Subsidiaries or their predecessors, or into the environment surrounding any such property, of Hazardous Materials, other than those releases permissible under applicable environmental laws.

          (c) The Company or any of its Subsidiaries or their predecessors, their operations and any property owned, leased or operated by the Company, the Subsidiaries or their predecessors are in compliance in all material respects with all applicable Environmental Laws and the requirements of any permits issued under such laws.

          (d) There are no past, pending or, to the best knowledge of the Parent, threatened Environmental Claims against the Company or any of the Subsidiaries or their predecessors, or which involves or relates to any property now or previously owned, leased or operated by the Company or any of the Subsidiaries, or their predecessors.

          (e) There is no condition or occurrence on any property now or previously owned, leased or operated by the Company, the Subsidiaries, or their predecessors or any property adjoining or in the vicinity of any such property that to the best knowledge of the Parent could reasonably be anticipated (i) to form the basis of an Environmental Claim against the Company or any of the Subsidiaries or their predecessors or (ii) to cause any property of the Company, the Subsidiaries or their predecessors, to be subject to any restrictions on the ownership, occupancy, use or transferability of such property under any Environmental Law.

          (f) Schedule 3.20 is a list of all documents (whether in hard copy or
              -------------
electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned, leased or operated by the Company or any Subsidiary or other predecessors (whether conducted by or on behalf of the Company or a Subsidiary or a third party, and whether done at the initiative of the Company or a Subsidiary or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Company has possession of or access to. A complete and accurate copy of each such document has been provided to the Buyer.

          (g) For purposes of this Agreement, "Hazardous Materials" shall refer to (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance exposure to which is prohibited, limited or regulated by any governmental authority; "Environmental Law" means any federal,
                                          -----------------
state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") 42 U.S.C.' 9601 et seq.; the Hazardous Materials
          ------                    -- ---
Transportation Act, as amended, 49 U.S.C.' 1801 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C.' 6901 et seq.; the Federal
                                                           -- ---
Water Pollution Control Act, as amended, 33 U.S.C.' 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C.' 2601 et seq.; the Clean Air Act, 42 U.S.C.'
                                        -- ---
7401 et seq.; the Safe Drinking Water Act, 42 U.S.C." 3808 et seq.; and their
     -- ---                                                -- ---
counterparts under any state or local laws; "Environmental Claims" means any and
                                             --------------------
all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such Law (hereafter "Claims"), including without limitation (a) any
                               ------
and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, fines or penalties pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          3.21 Absence of Certain Changes or Events.
               ------------------------------------

               (a)  Except as set forth on Schedule 3.21 attached hereto, since
                                           -------------
August 22, 1999, neither the Company nor any of the Subsidiaries has entered into any transaction which is not in the usual and ordinary course of business, and, without limiting the generality of the foregoing, neither the Company nor any of the Subsidiaries has:

                    (1) incurred any material obligation or liability for borrowed money;

                    (2) discharged or satisfied any Lien or paid any obligation or liability other than current liabilities reflected in the Current Balance Sheet;

                    (3) mortgaged, pledged or subjected to Lien any of their respective properties or assets;

                    (4) sold or purchased, assigned or transferred any of its tangible assets or cancelled any debts or claims, except for inventory sold and raw materials purchased in the ordinary course of business;

                    (5) made any material amendment to or termination of any Contract or done any act or omitted to do any act which would cause the breach of any Contract;

                    (6) except for the Starsine Unit shipped in August which was lost and with respect to which an insurance claim has been made, suffered any losses of personal or real property, whether insured or uninsured, and whether or not in the control of the Company or the relevant Subsidiary, as the case may be, in excess of $75,000 in the aggregate, or waived any rights of any value;

                    (7) authorized any declaration or payment of dividends by the Company or any Subsidiary which is not wholly owned by the Company, or paid any such dividends, or authorized any transfer of assets of any kind whatsoever by the Company or any such Subsidiary to any of their respective stockholders with respect to any shares of their capital stock;

                    (8) authorized or issued recall notices for any of its products or initiated any safety investigations;

                    (9) received notice of any litigation, warranty claim or products liability claims;

                    (10) made any material change in the terms, status or funding condition of any Employee Plan, as defined in Subsection 3.19 hereof;

                    (11) other than has previously been disclosed in writing to the Buyer; engaged any new employee for a salary in excess of $50,000 per annum;

                    (12) other than the release of incentive compensation to the Company's sales force, made, or committed to make, any changes in the compensation payable to any officer, director, employee or agent of the Company or any Subsidiary, or any bonus payment or similar arrangements made to or with any of such officers, directors, employees or agents;

                    (13) incurred any capital expenditure in excess of $50,000 in any instance or $100,000 in the aggregate;

                    (14) made any material alteration in the manner of keeping the books, accounts or records of the Company or any Subsidiary, or in the accounting practices therein reflected; or

               (b) Except as set forth on Schedule 3.21 or disclosed to the Buyer in writing prior to the Closing, since September 30, 1998, neither the Company nor any Subsidiary has suffered any material adverse change in the consolidated results of operations, condition (financial or otherwise), assets, liabilities (whether absolute, accrued, contingent or otherwise), business or prospects of the Company and the Subsidiaries taken as a whole.

               (c) To the best of the Parent's knowledge, there is no existing or threatened occurrence, event or development which, as far as can be reasonably foreseen, could have a material adverse effect on the business, properties, assets, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole.

          3.22 Suppliers. Schedule 3.22 attached hereto sets forth a true,
               ---------
correct and complete list of the present sole source suppliers of significant goods or services, other than utilities, for any product with respect to which practical alternative sources of supply are not available on comparable terms and conditions, indicating the contractual arrangements for continued supply from each such supplier. Except as set forth on Schedule 3.22, (a) the Company and each of the Subsidiaries has good relations with all of its sole source suppliers, and (b) neither the Company nor any of the Subsidiaries is more than 60 days in arrears in any trade accounts payable or other payments owing to any supplier, except for amounts which the Company is disputing in good faith.

          3.23 Warranty and Product Liability Claims. Other than as set forth on
               -------------------------------------
Schedule 3.23 attached hereto neither the Company nor the U.K. Subsidiary has suffered any nor has any outstanding warranty and product liability claims against the Company or any of the Subsidiaries from October 1, 1997 through the date hereof in excess of $10,000 per occurrence or $100,000 on the aggregate for such period.

          3.24 Prepayments and Deposits. Neither the Company nor the U.K.
               ------------------------
Subsidiary has received any prepayments and deposits, from customers for products to be shipped, or services to be performed, after the Closing Date.

          3.25 Indebtedness to and from Officers, Directors and Parent. Except
               -------------------------------------------------------
as set forth on Schedule 3.25 attached hereto and except for intercompany indebtedness payable among the Company and any Subsidiary or among the Subsidiaries, neither the Company nor any of the Subsidiaries is indebted, directly or indirectly, to any person who is an officer, director or stockholder of any of the foregoing entities or any affiliate of any such person in any amount whatsoever other than for salaries for services rendered or reimbursable business expenses, all of which have been reflected on the Current Balance Sheet, and no such officer, director, stockholder or affiliate is indebted to the Company or any of the Subsidiaries except for advances made to employees of the Company or any of the Subsidiaries in the ordinary course of business to meet reimbursable business expenses anticipated to be incurred by such obligor. The total intercompany indebtedness on the Closing Date (approximately $7,000,000) will be contributed to the equity of the Company prior to the Closing.

          3.26 Banking Facilities. Schedule 3.26 attached hereto sets forth a
               ------------------
true, correct and complete list of:

               (a) each bank, savings and loan or similar financial institution in which the Company or any of the Subsidiaries has an account or safety deposit box and the numbers of the accounts or safety deposit boxes maintained by the Company or any of the Subsidiaries thereat; and

               (b) the names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto.

          3.27 Powers of Attorney and Suretyships. Except as set forth on
               ----------------------------------
Schedule 3.27 attached hereto, neither the Company nor any of the Subsidiaries has any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or has any obligation or liability (whether actual, accrued, accruing, continent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the ordinary course of business.

          3.28 Conflicts of Interest. Except as set forth on Schedule 3.28
               ---------------------
attached hereto and except for the existence of transactions for the supply of goods or services between the Buyer and affiliates of the Parent, neither the Parent nor any officer or director of the Company or any Subsidiary nor, to the best knowledge of the Parent, any affiliate of any such person, now has or within the last three (3) years had, either directly or indirectly:

               (a) an equity or debt interest in any corporation, partnership, joint venture, association, organization or other person or entity which furnishes or sells or during such period furnished or sold services or products to the Company or any of the Subsidiaries, or purchases or during such period purchased from the Company or any of the Subsidiaries any goods or services, or otherwise does nor during such period did business with the Company or any of the Subsidiaries; or

               (b) a beneficial interest in any contract, commitment or agreement to which the Company or any of the Subsidiaries is or was a party or under which any of them is or was obligated or bound or to which any of their respective properties may be or may have been subject, other than stock options and other contracts, commitments or agreements between the Company or any of the Subsidiaries and such persons in their capacities as employees, officers or directors of the Company or such Subsidiary.

          3.29 Regulatory Approvals. All consents, approvals, authorizations or
               --------------------
other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Company or any of the Subsidiaries and which are necessary for the execution and delivery by the Parent and the Company of this Agreement or any documents to be executed and delivered by the Parent or the Company in connection herewith are set forth on Schedule 3.29 attached hereto and have been, or prior to the Closing Date will be, obtained and satisfied.

          3.30 Year 2000 Compliance.
               --------------------

               (a) The Company has conducted "year 2000" audits with respect to
(i) all of the Company's internal systems that are material to the business or operations of the Company, including, without limitation, computer hardware systems, software applications, firmware, equipment containing embedded microchips and other embedded systems ("Internal Systems") and (ii) all of the software, hardware, firmware and other technology ("Products") which constitute part of the products and services manufactured, marketed or sold by the Company or licensed by the Company to third parties. The Company has obtained "year 2000" certifications with respect to all third-party systems that are material to the business or operations of the Company, including without limitation systems belonging to the Company's suppliers, service providers and customers. The Company has furnished to the Buyer true and correct copies of all "year 2000" audits, certifications, reports and other similar documents that have been prepared or performed by or on behalf of the Company or any third party with respect to the Company's business or operations.

               (b) The Company has developed a remediation plan reasonably designed to cause all of its Internal Systems and Products to be Year 2000 Compliant, and to have such compliance tested prior to December 1999 (the "Year 2000 Program"). A complete and accurate copy of the Year 2000 Program has previously been provided to the Buyer. Except as set forth on Schedule 3.30, the Company is on schedule and within budget in implementing the Year 2000 Program and has no reason to believe that the remainder of the year 2000 Program can not be implemented and tested prior to December 1999 with no more than the budgeted expenditures.

               (c) For purposes of this Agreement, "Year 2000 Compliant" means that the applicable system or item:

                   (1) will accurately receive, record, store, provide, recognize and process all date and time data from, during, into and between the twentieth and twenty-first centuries, the years 1999 and 2000 and all leap years;

                   (2) will accurately perform all date-dependent calculations and operations (including, without limitation, mathematical operations, sorting, comparing and reporting) from, during, into and between the twentieth and twenty-first centuries, the years 1999 and 2000 and all leap years; and

                    (3) will not malfunction, cease to function or provide invalid or incorrect results as a result of (x) the change of years from 1999 to 2000 or from 2000 to 2001, (y) date data, including date data which represents or references different centuries, different dates during 1999 and 2000, or more than one century or (z) the occurrence of any particular date;

          in each case without human intervention, other than original data entry or revisions to computer code that can be implemented at reasonable cost and with reasonable effort; provided, in each case, that all applications, hardware and other systems used in conjunction with such system or item which are not owned or licensed by the Company correctly exchange date data with or provide data to such system or item.

               (d)  Except as set forth on Schedule 3.30, the Company has not
                                           -------------
provided any guarantee or warranty for any product sold or licensed, or service provided, by the Company to the effect that such product or service (i) complies with or accounts for the fact of the arrival of the year 2000, (ii) will not be adversely affected with respect to functionality, interoperability, performance or volume capacity (including without limitation the processing and reporting of data) by virtue of the arrival of the year 2000 or (iii) is otherwise Year 2000 Compliant.

          3.31 Disclosure. The information concerning the Company and the
               ----------
Subsidiaries set forth in this Agreement, the Exhibits and Schedules attached hereto and any document, statement or certificate furnished or to be furnished to the Buyer pursuant hereto, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false and misleading. The Parent and the Company have disclosed to the Buyer all material facts pertaining to the transactions contemplated by this Agreement and the Exhibits hereto. Copies of all documents heretofore or hereafter delivered or made available to the Buyer pursuant to this Agreement were or will be complete and accurate copies of such documents.

          3.32 Broker's Fees. Except for the fee payable by the Parent to FAC
               -------------
Equities, no fees or commissions or similar payments with respect to the transactions contemplated by this Agreement have been paid or will be payable by the Parent, the Company or any Subsidiary to any broker, financial advisor, finder, investment banker, or bank. The Buyer shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.32 that may be due in connection with the transactions contemplated by this Agreement.

          3.33 Securities Representations.
               --------------------------

               (a) Parent is an "accredited investor" within the meaning of the Securities Act. Parent has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of the investment in the SatCon Shares and is financially able to undertake the risks involved in such an investment. Parent understands that (i) the SatCon Shares have not been registered under the Securities Act, or any state securities law by reason for their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) and Regulation D promulgated thereunder and an exemption under the applicable state securities law and (ii) such SatCon Shares must be held indefinitely unless a registration statement covering the resale of such shares is effective under the Securities Act and such state law or unless an exemption from registration under the Securities Act and such state law is available.

               (b) Parent agrees that SatCon Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Buyer first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Parent and which may be counsel to the Buyer, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act. The SatCon Shares may be pledged and transferred to Key Bank, N.A. in connection with the Parent's credit facility. Each certificate representing SatCon Shares shall bear a legend substantially in the following form:

                         "The securities represented by this certificate
               have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated without the consent of SatCon Technology Corporation and unless and until such securities are registered under such Act or an opinion of counsel satisfactory to SatCon Technology Corporation is obtained to the effect that such registration is not required."

               (c) The Buyer has granted the Parent and its attorneys or other representatives access to all information about the Buyer which Parent has requested; and the Parent has had the opportunity to ask questions of, and receive answers from, representatives of the Buyer to ask questions of, and receive answers from, representatives of the Buyer concerning such information and the Buyer's financial condition and prospects.

               (d) The principal office of the Parent and the place at which the decision by the Parent to participate in this Agreement and the transactions contemplated hereby was made is located in New York.

     Any information furnished in the schedules of the Parent, Company or U.K.

Subsidiary (a "Disclosure Schedule") shall be deemed to modify all of the Parent's representations and warranties. The inclusion of any information in the Disclosure Schedule shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material to the Disclosure Schedule, has or would have a material adverse effect. For purposes of this Agreement, the terms "to the best of the Company's knowledge," "to the best of the Parent's knowledge," "known by the Company," "known to the Parent" or other words of similar meaning shall mean the actual knowledge of George McNamee, Cynthia Scheuer or James Clemens without any obligation of investigation, and shall not refer to the knowledge of any other person or entity.

     4.   Representation and Warranties of the Buyer.
          ------------------------------------------

     The Buyer represents and warrants to the Parent as follows:

          4.1  Organization and Qualification. The Buyer is a corporation duly
               ------------------------------
incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Except for Beacon Power Corporation or ("Beacon") and as set forth on Schedule 4.1, the Buyer has no subsidiaries (collectively, the "Buyer Subsidiaries"); it being agreed that for purpose of this Agreement Beacon is not a Buyer Subsidiary of the Buyer. Each of the Buyer Subsidiaries (which, except as provided in the prior sentence, for purposes of this Agreement means any entity in which the Buyer, directly or indirectly, owns the majority of such entity's capital stock or holds an equivalent equity or similar interest) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Buyer and the Buyer Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of this Agreement or any of the material transactions contemplated hereby, (y) have or result in a material adverse effect on the results of operations, assets, or financial condition of the Buyer and the Buyer Subsidiaries, taken as a whole or (z) impair the Buyer's ability to perform in all material respects on a timely basis its material obligations under this Agreement (any of (x), (y) or (z), being a "Buyer Material Adverse Effect"). The Buyer has on file with the Securities Exchange Commission true and correct copies of the Buyer's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Buyer's Bylaws, as in effect on the date hereof (the "Bylaws").

          4.2  Authorization; Enforcement. The Buyer has the requisite corporate
               --------------------------
power and authority to enter into and to consummate the transactions contemplated by this Agreement, and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement has been duly executed by the Buyer and constitutes the valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application and except that rights to indemnification and contribution may be limited by Federal or state securities laws or public policy relating thereto. Neither the Buyer nor any Buyer Subsidiary is in any material violation of any of the provisions of its respective certificate of incorporation, bylaws or other charter documents such that any right of a holder of the SatCon Shares would be affected.

          4.3  Capitalization. As of the date hereof, the authorized capital
               --------------
stock of the Buyer is as set forth in Schedule 4.3. All of such outstanding shares of capital stock, except as disclosed in the Buyer SEC Documents (as defined in Section 4.10) have been, or upon issuance will be, validly authorized and issued, fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act, or pursuant to valid exemptions therefrom. Except as disclosed in Schedule 4.3 or in the Buyer SEC Documents, (i) no shares of the Buyer's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Buyer, nor is any holder of the SatCon Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Buyer by virtue of this Agreement, (ii) there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, or giving any Person (as defined below) any right to subscribe for or acquire, any shares of capital stock of the Buyer or any of its Buyer Subsidiaries, or contracts, commitments, understandings or arrangements by which the Buyer or any of its Buyer Subsidiaries is or may become bound to issue additional shares of capital stock of the Buyer or any of its Buyer Subsidiaries or options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Buyer or any of its Buyer Subsidiaries, (iii) there are no outstanding debt securities of the Buyer or any of its Buyer Subsidiaries, (iv) there are no agreements or arrangements under which the Buyer or any of its Buyer Subsidiaries is obligated to register the sale of any of their securities under the Securities Act, (v) there are no outstanding securities of the Buyer or any of its Buyer Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Buyer or any of its Buyer Subsidiaries is or may become bound to redeem a security of the Buyer or any of its Buyer Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the SatCon Common Stock, (vii) the Buyer does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement and
(viii) except for the put rights granted to the holders of the Class D Preferred Stock of Beacon and except as specifically disclosed in the Buyer SEC Documents, to the knowledge of the Buyer no Person (as defined below) or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act or has the right to acquire by agreement with or by obligation binding upon the Buyer beneficial ownership of in excess of 5% of the Common Stock. "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability Buyer, joint stock Buyer, government (or an agency or subdivision thereof) or other entity of any kind.

          4.4  Authorization and Validity; Issuance of Shares. The SatCon Shares
               ----------------------------------------------
are duly authorized and reserved for issuance and will be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances and rights of first refusal, other than Liens created by the Parent and will not be subject to any preemptive or similar rights. Assuming the accuracy of the Parent's representation in Section 3.34. The issuance by the Buyer of the SatCon Shares is exempt from registration under the Securities Act.

          4.5  No Conflicts. The execution, delivery and performance of this
               ------------
Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Certificate of Incorporation, Bylaws or other organizational documents of the Buyer or any of the Buyer Subsidiaries, (ii) subject to obtaining the consents referred to in Section 4.6, conflict with, or constitute a breach or a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument (evidencing a Buyer or Buyer Subsidiary debt or otherwise) to which the Buyer or any Buyer Subsidiary is a party or by which any property or asset of the Buyer or any Buyer Subsidiary is bound or affected, or
(iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Buyer or any Buyer Subsidiary is subject (including Federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Buyer or any of its Buyer Subsidiaries (except for any shareholder approval that may be required pursuant to the rules of the NASDAQ), or by which any material property or asset of the Buyer or any Buyer Subsidiary is bound or affected except, in each such case, for any violation, conflict, default or breach which is not reasonably expected to have a Buyer Material Adverse Effect.

          4.6  Consents and Approvals. Except as specifically set forth on
               ----------------------
Schedule 4.6, neither the Buyer nor any Buyer Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal or state governmental authority, regulatory or self regulatory agency, or other Person in connection with the execution, delivery and performance by the Buyer of this Agreement, other than (i) the application(s) or any letter(s) acceptable to the National Market System of Nasdaq Stock Market ("Nasdaq") for the listing of the SatCon Common Stock with Nasdaq (and with any other national securities exchange or market on which the Common Stock is then listed), (ii) any filings, notices or registrations under applicable state securities laws, (iii) the filing of a form D with the Securities and Exchange Commission (the "Commission"), and (iv) the approval of the Buyer's Board of Directors (together with the consents, waivers, authorizations, orders, notices and filings referred to on Schedule 4.6, the "Buyer Required Approvals").

          4.7  Litigation; Proceedings. Except as specifically set forth on
               -----------------------
Schedule 4.7, there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Buyer or any of its Buyer Subsidiaries, threatened against or affecting the Buyer or any of its Buyer Subsidiaries or any of their respective properties or assets before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or (ii) could reasonably be expected to, individually or in the aggregate, to have a Buyer Material Adverse Effect.

          4.8  No Default or Violation. Except as specifically set forth on
               -----------------------
Schedule 4.8, neither the Buyer nor any Buyer Subsidiary (i) is in default under or in violation of any indenture, loan or other credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties or assets is bound and which is required to be included as an exhibit to any Buyer SEC Document (as defined in Section 4.10 hereof) or will be required to be included as an exhibit to the Buyer's next filing under either the Securities Act or Exchange Act, (ii) is in violation of any order of any court, arbitrator or governmental body applicable to it, (iii) is in violation of any statute, rule or regulation of any governmental authority to which it is subject, (iv) is in default under or in violation of its Certificate of Incorporation, Bylaws or other organizational documents, respectively, or (v) is in default under or in violation of any of the listing requirements of Nasdaq as in effect on the date hereof and is not aware of any facts which would reasonably lead to delisting or suspension of the Common Stock by Nasdaq in the foreseeable future except, in each such case, for any violation or default which is not reasonably expected to have a Buyer Materially Adverse Effect. The business of the Buyer and its Buyer Subsidiaries is not being conducted, and has not been conducted, in violation of any law, ordinance, rule or regulation of any governmental entity, except where such violations have not resulted or would not reasonably result, individually or in the aggregate, in a Buyer Material Adverse Effect. Neither the Buyer nor any of its Buyer Subsidiaries is in breach of any agreement where such breach, individually or in the aggregate, would have a Buyer Material Adverse Effect.

          4.9  Disclosure; Absence of Certain Changes. None of this Agreement,
               --------------------------------------
the Schedules to this Agreement, the Buyer SEC Documents (as amended to date) contained as of their respective dates, any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made herein and therein, in light of the circumstances under which they were made, not misleading. Except as disclosed on Schedule 4.9 or in Buyer SEC Documents filed on EDGAR through the date hereof, since the filing of the Buyer's quarterly report on Form 10-Q on August 16, 1999, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, liabilities or results of operations of the Buyer or the Buyer Subsidiaries. The Buyer has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Buyer or any of its Buyer Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

          4.10 Buyer SEC Documents; Financial Statements. The Common Stock of
               -----------------------------------------
the Buyer is registered pursuant to Section 12(g) of the Exchange Act. The Buyer has filed during its current fiscal year all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including pursuant to Section 13, 14 or 15(d) thereof (the foregoing materials and financial statements and schedules thereto being collectively referred to herein as the "Buyer SEC Documents"), on a timely basis or has received a valid extension of such time of filing and has filed any such Buyer SEC Documents prior to the expiration of any such extension. The Buyer has delivered to each of the Purchasers or its representatives true, complete and accurate copies of the Buyer SEC Documents that were not filed pursuant to EDGAR. As of their respective dates and giving effect to all amendments thereto filed with the Commission, the financial statements of the Buyer included in the Buyer SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Buyer as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. The Buyer acknowledges that the Parent will be trading in the securities of the Buyer in reliance on the foregoing representation and warranty.

          4.11 Broker's Fees. No fees or commissions or similar payments with
               -------------
respect to the transactions contemplated by this Agreement have been paid or will be payable by the Buyer to any broker, financial advisor, finder, investment banker, or bank. Parent shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4.11 that may be due in connection with the transactions contemplated by this Agreement.

          4.12 Form S-3 Eligibility. The Buyer is, and at the Closing Date will
               --------------------
be, eligible to register the SatCon Common Stock for resale with the Commission under Form S-3 (or any successor form) promulgated under the Securities Act.

          4.13 Listing and Maintenance Requirements Compliance. The principal
               -----------------------------------------------
market on which the Buyer's Common Stock is currently traded is Nasdaq. Except as disclosed on Schedule 4.13, the Buyer has not in the three years preceding the date hereof received notice (written or oral) from Nasdaq (or any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted)) to the effect that the Buyer is not in compliance with the listing or maintenance requirements of such market or exchange. The Buyer is not aware of any facts which would reasonably lead to delisting or suspension of the Common Stock by Nasdaq. After giving effect to the transactions contemplated by this Agreement and the Transaction Documents, the Buyer is and will be in compliance with all such maintenance requirements except for any approval required under the NASD rules.

          4.14 Intellectual Property Rights. To the best of the knowledge of the
               ----------------------------
Buyer, the Buyer owns or possesses, or can obtain by payment of royalties in amounts which, in the aggregate, will not have a Buyer Material Adverse Effect, all of the patents, trademarks, service marks, trade names, copyrights, proprietary rights, trade secrets, and licenses or rights to the foregoing, necessary for the conduct of the business of the Buyer as currently conducted. To the best of the Buyer's knowledge, the business of the Buyer does not cause the Buyer to infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, licenses or proprietary rights of any person or entity.

          4.15 Registration Rights; Rights of Participation. Except as described
               --------------------------------------------
on Schedule 4.15 hereto, (i) the Buyer has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Buyer registered with the Commission or any other governmental authority which has not been satisfied and (ii) no Person, including, but not limited to, current or former stockholders of the Buyer, underwriters, brokers or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement.

          4.16 Tax Status; Firpta. Except as set forth on Schedule 4.16, the
               ------------------
Buyer and each of the Buyer Subsidiaries has made or filed all federal and state income and all other Tax Returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Buyer and each of its Buyer Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported Taxes) and has paid all Taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith (which are set forth on Schedule 4.16 hereof), and has set aside on it books provisions reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Buyer know of no basis for any such claim. The Buyer is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

          4.17 Transactions With Affiliates. Except as set forth on Schedule
               ----------------------------
4.17, none of the officers, directors, or employees of the Buyer is presently a party to any transaction with the Buyer or any of its Buyer Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Buyer, any corporation, partnership, trust or entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

          4.18 Material Contracts. Except for this Agreement, the other
               ------------------
agreements to be entered into pursuant to the terms of this Agreement, contracts attached as exhibits to the Buyer's SEC Documents and the contracts of the Buyer and its Subsidiaries set forth on Schedule 4.18 attached hereto (collectively,
                                  -------------
the "Contracts"), neither the Buyer nor its Subsidiaries are a party to or otherwise bound by any written or oral:

               (a) written contract for the employment of any officer, employee or other person on a full-time or consulting basis, which is not terminable on thirty (30) days' notice without cost or liability to the Buyer or any Subsidiary, except normal severance arrangements and accrued vacation pay;

               (b) bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option or other plan, contract or understanding pursuant to which benefits are provided to any employee of the Buyer or any Subsidiary (other than group insurance plans applicable to employees generally);

               (c) agreement or indenture relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Buyer or Subsidiary or any agreement or instrument evidencing any guaranty by the Buyer or any Subsidiary of payment or performance by any other Person;

               (d) voting trust or agreement, stockholders' agreement, pledge agreement, buy-sell agreement or first refusal or preemptive rights agreement relating to any securities of the Buyer;

               (e) agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any shares of its capital stock or any of its other equity securities;

               (f) agreement under which the Buyer or any Subsidiary has granted any person any registration rights, other than this Agreement;

               (g) agreement providing for disposition of the business, assets or shares of the Buyer or its Subsidiaries, agreement of merger or consolidation to which the Buyer or any Subsidiary is a party or letter of intent with respect to the foregoing;

               (h) agreement or letter of intent (other than the acquisition of Ling Electronics, Inc.) with respect to the acquisition of the business, assets or shares of any other Person.

          4.19 ERISA. Set forth in Schedule 4.19 is a list and brief description
               -----               -------------
of each "employee pension benefit plan," as such term is defined in Section 3(2) of ERISA, now or formerly maintained by the Buyer or any of their respective Subsidiaries, to which the Buyer or any Subsidiary is now or will be obligated to contribute. Except as described in Schedule 4.19, no event has occurred, or
                                      -------------
to the knowledge of the Buyer or its Subsidiaries, is threatened or about to occur, which would constitute a reportable event within the meaning of Section 4043(b) of ERISA, and no notice of termination has been filed by the plan administrator pursuant to Section 4041 of ERISA or issued by the Pension Benefit Guaranty Corporation (the "PBGC") pursuant to Section 4042 of ERISA with respect
                           ----
to any pension benefit plan described in Schedule 4.19 subject to ERISA. To the
                                         -------------
best knowledge of the Buyer, no prohibited transaction (as defined in Section 4975 of the Code) has occurred with respect to any employee benefit plan maintained by the Buyer or any of its Subsidiaries. Neither the Buyer nor any of their respective Subsidiaries nor any of their respective ERISA Affiliates is or has been a participant in any multiemployer plan as defined in ERISA. "ERISA
                                                                       -----
Affiliate" means with respect to any Person, any entity that would be considered
---------
to be under common control with such person for purposes of Title IV of ERISA.

          4.20 Environmental Matters.

               (a) Hazardous Materials have not at any time been generated, used, treated or stored on any property, plants or other facilities now owned, leased, or operated by the Buyer or any Subsidiary (or at any property, plant or other facilities ever owned, leased or operated by any predecessor entity at such locations), in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, and none of the Buyer, its Subsidiaries or its predecessors have received any notice of any such violation with respect to Hazardous Materials except for such violations that the Buyer reasonably does not expect will have a material adverse effect on the Buyer;

               (b) There has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any property now owned or leased by the Buyer, its Subsidiaries or any predecessor (or onto any other property ever owned or leased by it, or by any predecessor entity at any such location), or into the environment surrounding any such property, of Hazardous Materials, other than those releases permissible under such regulations, laws or statutes or allowable under applicable permits and except for such violations that the Buyer reasonably does not expect will have a material adverse effect on the Buyer;

               (c) The Buyer, its Subsidiaries or its predecessor, their operations and any property owned by the Buyer, its Subsidiaries or its predecessor are in material compliance with all material Environmental Laws and the material requirements of any permits issued under such laws;

               (d) There are no past, pending or, to the best of the Buyer's knowledge, threatened Environmental Claims against the Buyer, its Subsidiaries or its predecessor or any property now or previously owned or leased by the Buyer, its Subsidiaries or its predecessor;

               (e) To the best of the Buyer's knowledge, there is no condition or occurrence on any property now or previously owned or leased by the Buyer, its Subsidiaries or its predecessor or any property adjoining or in the vicinity of any such property that could reasonably be anticipated (i) to form the basis of an Environmental Claim against the Buyer, its Subsidiaries or its predecessor or (ii) to cause any property of the Buyer, its Subsidiaries or its predecessor to be subject to any restrictions on the ownership, occupancy, use or transferability of such property under any Environmental Law.

               (f) For purposes of this Agreement, "Hazardous Materials" shall refer to (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance exposure to which is prohibited, limited or regulated by any governmental authority; "Environmental Law" means any federal, state or local
                         -----------------
statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") 42 U.S.C. (S) 9601 et seq.; the Hazardous Materials
                   ------                      -- ---
Transportation Act, as amended, 49 U.S.C. (S) 1801 et seq.; the Resource
                                                   -- ---
Conservation and Recovery Act, as amended, 42 U.S.C. (S)6901 et seq.; the
                                                             -- ---
Federal Water Pollution Control Act, as amended, 33 U.S.C. (S) 1251 et seq.; the
                                                                    -- ---
Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq.; the Clean Air Act, 42 U.S.C. (S) 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. (S) 3808 et
                -- ---                                                   --
seq.; and their counterparts under any state or local laws; "Environmental
---                                                          -------------
Claims" means any and all administrative, regulatory or judicial actions, suits,
------
demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such Law (hereafter "Claims"), including without limitation (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, fines or penalties pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          4.21 Year 2000 Matters. The Buyer's statements regarding "Year 2000
               -----------------
Risk" set forth in the SEC Documents are true and correct in all material respects.

     "Year 2000 Risk" means the risk that computer applications used by the Buyer and/or its suppliers, vendors and customers may be unable to recognize and perform without error date-sensitive functions involving certain dates prior to and any date after December 31, 1999, including, without limitation, September 9, 1999.

          4.22 Private Offering. The Buyer and all Persons acting on its behalf
               ----------------
have not made within the six months preceding the Closing Date, directly or indirectly, and will not make, offers or sales of any securities or solicited any offers to buy any security at any time within six months after the Closing Date under circumstances that would require registration of the Securities, the Warrants or the Warrant Shares or the issuance of such securities under the Securities Act.

          4.23 Investment Company. The Buyer is not, and is not controlled by
               ------------------
or under common control with an affiliate (an "Affiliate") of an "investment
                                               ---------
company" within the meaning of the Investment Company Act of 1940, as amended.

     Any information furnished in the schedules of the Buyer (a "Buyer Disclosure Schedule") shall be deemed to modify all of the Buyer's representations and warranties. The inclusion of any information in the Buyer Disclosure Schedule shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material to the Buyer, has or would have a Buyer Material Adverse Effect. For purposes of this Agreement, the terms "to the Buyer's knowledge," "known by the Buyer" or other words of similar meaning shall mean the actual knowledge of David Eisenhaure or Michael Turmelle without any obligation of investigation, and shall not refer to the knowledge of any other person or entity.

     5. Public Announcements. The parties agree that all general public
        --------------------
pronouncements or other general public communications concerning this Agreement and the transaction contemplated hereby, and the timing, manner and content of such disclosures, shall be subject to the mutual agreement of the Parent and the Buyer.

     6. Conditions to Obligations of the Buyer.
        --------------------------------------

          The obligations of the Buyer under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Buyer:

          6.1  Continued Truth of Representations and Warranties of the Parent
               ---------------------------------------------------------------
and the Company; Compliance with Covenants and Obligations. The representations
----------------------------------------------------------
and warranties of the Parent, the Company and the U.K. Subsidiary shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date (even though they purport to have been given on a date prior to the Closing Date), except for any changes permitted by the terms hereof or consented to in writing by the Buyer. The Parent, the Company and the U.K. Subsidiary shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by each of them prior to or at the Closing Date.

          6.2  Performance by the Parent and the Company. At the Closing, the
               -----------------------------------------
Parent and the Company shall have delivered to the Buyer a certificate signed by the Chief Financial Officer of the Company and the Parent, as the case may be, as to their compliance with Subsection 6.01 hereof.

          6.3  Governmental Approvals. All governmental agencies, department,
               ----------------------
bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Parent, the Company or the Subsidiaries of the transactions contemplated by this Agreement and the operation of the business of the Company and the Subsidiaries by the Buyer shall have consented to, authorized, permitted or approved such transactions.

          6.4  Consent of Lenders, Lessors and Other Third Parties. The Parent,
               ---------------------------------------------------
the Company and the Subsidiaries shall have received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Parent, the Company and the Subsidiaries to consummate the transactions contemplated by this Agreement, including without limitation, those set forth on Schedules 3.4. In addition, except as set forth on Schedule 6.4, there shall be no Liens on the assets of the Company and the Company shall deliver termination statements in forms acceptable to the Buyer with respect to each security interest or other encumbrance outstanding in or on the assets of the Company.

          6.5  Adverse Proceedings. No action or proceeding by or before any
               -------------------
court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Buyer to own the Shares or to own or operate the business of the Company and the Subsidiaries after the Closing.

          6.6  Opinion of Counsel. The Buyer shall have received an opinion of
               ------------------
Catherine S. Hill PLLC, counsel to the Parent, the Company and the Subsidiaries, dated as of the Closing Date, in substantially the form attached hereto as Exhibit A, and as to such other matters as may be reasonably requested by the Buyer or its counsel.

          6.7  Employment Contracts. On or prior to the Closing Date, the Buyer
               --------------------
shall have executed employment contracts and other arrangements with the individuals listed on Schedule 6.7 attached hereto, upon substantially the terms set forth in Schedule 6.7.

          6.8  Repayment of Indebtedness. On the Closing Date, the Company and
               -------------------------
the Subsidiaries shall not have any indebtedness other than accounts payable incurred in the ordinary course of business. In addition, on or before the Closing Date, the Parent shall contribute the intercompany loan balance to the Company of approximately $7,000,000, the amount of intercompany indebtedness to be determined at the Closing.

          6.9  Closing Deliveries. The Buyer shall have received at or prior to
               ------------------
the Closing such documents, instruments or certificates as the Buyer may reasonably request including, without limitation:

               (a) the stock certificates representing the Shares and the U.K. shares duly endorsed in accordance with Subsection 1.01 of this Agreement (together with any lost stock affidavits provided to the Company by the Parent);

               (b) a copy of the Election to Reattribute Losses in the form executed by the Company and the Parent;

               (c) such certificates of the Company's officers and such other documents evidencing satisfaction of the conditions specified in this Section 6 as the Buyer shall reasonably request;

               (d) a certificate of the Parent's officers and such other documents evidencing satisfaction of the conditions specified in this Section 6 as the Buyer shall reasonably request;

               (e) a certificate of the Secretary of State of the State of California as to the legal existence and good standing (including tax) of the Company in California;

               (f) a certificate of the Secretary of State of the State of New York as to the legal existence and good standing (including tax) of the Parent in New York.

               (g) certificates of the Secretary of the Company attesting to the incumbency of the Company's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the charter documents delivered pursuant to Subsection 3.01;

               (h) certificates of the Secretary of the Parent attesting to the incumbency of the Parent's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the charter documents delivered pursuant to Subsection 3.01;

               (i) Estoppel certificates in the form attached hereto as Exhibit
                                                                        -------
B from each lessor from whom the Company or any Subsidiary leases real or
-
personal property consenting to the acquisition of the Shares by the Buyer and the other transactions contemplated hereby, and representing that there are no outstanding claims against the Company or such Subsidiary under such Lease; provided, however, that the parties agree that such estoppel certificates may be delivered after Closing but before November 15, 1999, if not reasonably available at the Closing, provided that if not delivered to the Buyer by November 15, 1999, the Parent agrees to indemnify the Buyer against any Losses (as defined in Section 8.1) arising out of the failure of any assertions in the form of estoppel certificate to be complete and correct.

               (j) written resignations of all members of the Company's Board of Directors;

               (k) the corporate minute books of the Company and all corporate seals; and

               (l) a cross receipt executed by the Buyer and the Parent; and

               (m) if requested by the Buyer, (i) the Company and the Subsidiaries will delivery to the Buyer and to the Internal Revenue Services notices that the Securities are not a "U.S. real property interest" in accordance with the Treasury Regulations under Section 897 and 1445 of the Code, or (ii) the Parent will delivery to the Buyer certificates of non-foreign status in accordance with the Treasury Regulations under Section 1445 of the Code.

     7. Conditions to Obligations of the Parent.
        ---------------------------------------

          The obligations of the Parent under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Parent:

          7.1  Continued Truth of Representations and Warranties of the Buyer;
               ---------------------------------------------------------------
Compliance with Covenants and Obligations. The representations and warranties
-----------------------------------------
of the Buyer in this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes consented to in writing by the Parent. The Buyer shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

          7.2  Corporate Proceedings. All corporate and other proceedings
               ---------------------
required to be taken on the part of the Buyer to authorize or carry out this Agreement shall have been taken.

          7.3  Governmental Approvals. All governmental agencies, departments,
               ----------------------
bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Buyer of the transactions contemplated by this Agreement shall have consented to, authorized, permitted or approved such transactions.

          7.4  Consents of Lenders, Lessors and Other Third Parties. The Buyer
               ----------------------------------------------------
shall have received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Buyer to consummate the transactions contemplated by this Agreement, including, without limitation, those set forth on Schedule 4.6 attached hereto.

          7.5  Adverse Proceedings. No action or proceeding by or before any
               -------------------
court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Parent to transfer the Shares.

          7.6  Opinion of Counsel. The Parent shall have received an opinion of
               ------------------
Hale and Dorr LLP, counsel to the Buyer, dated as of the Closing Date, in substantially the form attached hereto as Exhibit C.

          7.7  Closing Deliveries. The Parent shall have received at or prior
               ------------------
to the Closing such documents, instruments or certificates as the Buyer may reasonably request including, without limitation:

               (a) such certificates of the Buyer's officers and such other documents evidencing satisfaction of the conditions specified in this Section 7 as the Parent shall reasonably request;

               (b) a certificate of the Secretary of State of the State of Delaware as to the legal existence and good standing (including tax) of the Buyer in Delaware;

               (c) a certificate of the Secretary of the Buyer attesting to the incumbency of the Buyer's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the charter documents and bylaws delivered pursuant to Subsection 7.01;

               (d) Issuance of the SatCon Shares; and

               (e) a cross receipt executed by the Buyer and the Parent.

          7.8  Buyer Registration Rights Agreement. The Buyer and the Parent
               -----------------------------------
shall have executed the Registration Rights Agreement, dated as of the Closing Date, in substantially the form attached hereto as Exhibit D, pursuant to which the Buyer shall grant certain registration rights to the Parent with respect to the SatCon Shares.

     8. Indemnification.
        ---------------

          8.1  By the Parent and the Company. The Parent hereby indemnifies and
               -----------------------------
holds harmless the Buyer from and against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) (collectively, the "Losses") in connection with each and all of the following:

               (a) any misrepresentation or breach of any representation or warranty made by the Parent or the Company in this Agreement;

               (b) any breach of any covenant, agreement or obligation of the Parent or the Company contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement;

               (c) any material misrepresentation contained in any certificate or schedule furnished by the Parent or the Company pursuant to this Agreement;

               (d) any claim of an employee of the Company or a former employee of the Company for payment pursuant to any bonus, change in control, stay-pay, severance payment, deferred compensation or similar arrangement for or with respect to any period prior to the Closing Date, or for any severance or obligations pursuant to a contractual arrangement in effect at or prior to the Closing; or any claim of an employee or former employee of the Company arising out of the termination of vesting of such employee's options under the Parent's stock option plan;

               (e) any failure of the Parent to provide the Buyer good, valid and marketable title to the Shares or Parent Warrant free and clear of all liens, charges, encumbrances, adverse claims, restrictions or other rights; and

               (f) any claim by a stockholder or former stockholder of the Company, or any other person or entity, seeking to assert, or based upon: (i) ownership or rights to ownership of any shares of stock of the Company; (ii) any rights of a stockholder of the Company, including any option, preemptive rights or rights to notice or to vote; (iii) any rights under the Certificate of Incorporation or By-laws of the Company; or (iv) any claim that his, her or its shares were wrongfully repurchased by the Company.

         8.2   By the Buyer. The Buyer hereby indemnifies and holds harmless the
               ------------
Parent from and against all Losses in connection with each and all of the following:

               (a) any misrepresentation or breach of any representation or warranty made by the Buyer in this Agreement;

               (b) any breach of any covenant, agreement or obligation of the Buyer contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement;

               (c) any claim against the Parent based on the employee's termination from the Company after the Closing Date;

               (d) any material misrepresentation contained in any certificate or schedule furnished by the Buyer pursuant to this Agreement; and

               (e) any failure of the Buyer to provide the Parent with good, valid and marketable title to the SatCon Shares and the SatCon Warrant free and clear of all liens, charges, encumbrances, adverse claims or other rights.

         8.3   Indemnification Claims.
               ----------------------

               (a) A party entitled, or seeking to assert rights, to indemnification under this Section 8 (an "Indemnified Party") shall give written notification to the party from whom indemnification is sought (an "Indemnifying Party") of the commencement of any suit or proceeding relating to a third party claim for which indemnification pursuant to this Section 8 may be sought. Such notification shall be given within 20 days after receipt by the Indemnified Party of notice of such suit or proceeding, and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such suit or proceeding and the amount of the claimed damages; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such suit or proceeding with counsel reasonably satisfactory to the Indemnified Party; provided that (i) the Indemnifying Party may only assume control of such defense if it acknowledges in writing to the Indemnified Party that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such suit or proceeding constitute Losses for which the Indemnified Party shall be indemnified pursuant to this
Section 8 and (ii) the Indemnifying Party may not assume control of the defense of a suit or proceeding involving criminal liability or in which equitable relief is sought against the Indemnified Party. If the Indemnifying Party does not so assume control of such defense, the Indemnified Party shall control such defense. The party not controlling such defense (the "Non-controlling Party") may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Party shall be considered "Losses" for purposes of this Agreement. The party controlling such defense (the "Controlling Party") shall keep the Non-controlling Party advised of the status of such suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such suit or proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such suit or proceeding. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed.

               (b) In order to seek indemnification under this Section 8, an Indemnified Party shall give written notification (a "Claim Notice") to the Indemnifying Party which contains (i) a description and the amount (the "Claimed Amount") of any Losses incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this Section 8 for such Losses and a reasonable explanation of the basis therefor, and (iii) a demand for payment (in the manner provided in paragraph (c) below) in the amount of such Losses.

               (c) Within 20 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response (the "Response") in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer, (ii) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer, or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in the Response disputes its liability for all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall follow the procedures set forth in Section 8.03(d) for the resolution of such dispute (a "Dispute").

               (d) During the 60-day period following the delivery of a Response that reflects a Dispute, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such 60-day period, the Indemnifying Party and the Indemnified Party shall discuss in good faith the submission of the Dispute to a mutually acceptable alternative dispute resolution procedure (which may be non-binding or binding upon the parties, as they agree in advance) (the "ADR Procedure"). In the event the Indemnifying Party and the Indemnified Party agree upon an ADR Procedure, such parties shall, in consultation with the chosen dispute resolution service (the "ADR Service"), promptly agree upon a format and timetable for the ADR Procedure, agree upon the rules applicable to the ADR Procedure, and promptly undertake the ADR Procedure. The provisions of this
Section 8.03(d) shall not obligate the Indemnifying Party and the Indemnified Party to pursue an ADR Procedure or prevent either such party from pursuing the Dispute in a court of competent jurisdiction; provided that, if the Indemnifying Party and the Indemnified Party agree to pursue an ADR Procedure, neither the Indemnifying Party nor the Indemnified Party may commence litigation or seek other remedies with respect to the Dispute prior to the completion of such ADR Procedure. Any ADR Procedure undertaken by the Indemnifying Party and the Indemnified Party shall be considered a compromise negotiation for purposes of federal and state rules of evidence, and all statements, offers, opinions and disclosures (whether written or oral) made in the course of the ADR Procedure by or on behalf of the Indemnifying Party, the Indemnified Party or the ADR Service shall be treated as confidential and, where appropriate, as privileged work product. Such statements, offers, opinions and disclosures shall not be discoverable or admissible for any purposes in any litigation or other proceeding relating to the Dispute (provided that this sentence shall not be construed to exclude from discovery or admission any matter that is otherwise discoverable or admissible). The fees and expenses of any ADR Service used by the Indemnifying Party and the Indemnified Party shall be shared equally by the Indemnifying Party and the Indemnified Party.

               (e) Notwithstanding the other provisions of this Section 8.03, if a third party asserts (other than by means of a lawsuit) that an Indemnified Party is liable to such third party for a monetary or other obligation which may constitute or result in Losses for which such Indemnified Party may be entitled to indemnification pursuant to this Section 8, and such Indemnified Party reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Party shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Party, (ii) such Indemnified Party may subsequently make a claim for indemnification in accordance with the provisions of this Section 8, and (iii) such Indemnified Party shall be reimbursed, in accordance with the provisions of this Section 8, for any such Losses for which it is entitled to indemnification pursuant to this
Section 8 (subject to the right of the Indemnifying Party to dispute the Indemnified Party's entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Section 8).

         8.4   Survival of Representations and Warranties. All representations
               ------------------------------------------
and warranties contained in this Agreement, shall (a) survive the Closing and any investigation at any time made by or on behalf of an Indemnified Party and
(b) shall expire on the date 18 months following the Closing Date, except that
(i) the representations and warranties set forth in Sections 2, 3.1, 3.2, 3.4, 4.1, 4.2, 4.3 and 4.4 shall survive the Closing without limitation, (ii) the representations and warranties set forth in Sections 3.14, 3.19, 4.16 and 4.19 shall survive until 30 days following expiration of all statutes of limitation applicable to the matters referred to therein and (iii) the representation and warranties in Section 3.20 and 4.20 shall survive for two years after the Closing Date. If an Indemnified Party delivers to an Indemnifying Party, before expiration of a representation or warranty, either a Claim Notice based upon a breach of such representation or warranty, or a notice that, as a result a legal proceeding instituted by or written claim made by a third party, the Indemnified Party reasonably expects to incur Losses as a result of a breach of such representation or warranty (an "Expected Claim Notice"), then such representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Indemnifying Party.

          8.5  Limitations.
               -----------

               (a) Notwithstanding anything to the contrary herein, (i) the aggregate liability of the Parent, on the one hand, and the Buyer, on the other hand, for Losses under this Section 8 shall not exceed $7,000,000, and (ii) the Parent and the Buyer shall be liable under this Section 8 for only that portion of the aggregate Losses for which they or it would otherwise be liable which exceeds $500,000; provided that the limitation set forth in clause (ii) above shall not apply to a claim pursuant to

Section 8.1 or 8.2 relating to a breach of the representations and warranties set forth in Section 2, 3.1, 3.2, 3.4, 3.14, 3.19, 3.20, 4.1, 4.2, 4.3, 4.4 ,
4.16, 4.19 and 4.20 to a breach of the covenants set forth in Section 10. For purposes solely of this Section 8, all representations and warranties of the Parent and the Company in Sections 2 and 3 (other than Section 3.31 and all representations and warranties of the Buyer in Section 4 hereof (other than Section 4.9) shall be construed as if the term "material"(and variations thereof) were omitted from such representations and warranties. On and after the Closing, the Parent shall have no recourse to, and no right of contribution from the Company or any Subsidiary, with respect to any matter whatsoever, including a breach of any representation, warranty, covenant or agreement set forth in this Agreement.

               (b) Except with respect to claims based on fraud, after the Closing, the rights of the Indemnified Parties under this Section 8 shall be the exclusive remedy of the Indemnified Parties with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement.

     9. Tax Matters.
        -----------

          9.1  Preparation and Filing of Tax Returns.
               -------------------------------------

               (a) The Parent shall cause to be prepared and timely filed all Tax Returns of the Company and the Subsidiaries required to be filed prior to the Closing Date when such filings are due (taking into account extensions).

               (b) The Buyer shall prepare and timely file or shall cause to be prepared and timely filed all other Tax Returns with respect to the Company and the Subsidiaries or in respect of their businesses, assets or operations.

          9.2  Tax Indemnification by the Parent.
               ---------------------------------

               (a) In addition to any indemnification provided under Section 8, the Parent shall indemnify the Buyer in respect of, and hold the Buyer harmless, on an after-Tax basis, against (x) Losses resulting from, relating to, or constituting a breach of any representation contained in Section 3.14 hereof,
(y) the failure to perform any covenant or agreement set forth in this Section 9, and (z), without duplication, the following Taxes with respect to the Company and the Subsidiaries:

                   (1) Any and all Taxes due and payable by the Company or any Subsidiaries for any taxable period that ends (or is deemed pursuant to Section 9.3(b) to end) on or before the Closing Date;

                    (2) Any liability of such entities for Taxes of other entities as transferee or successor or pursuant to any contractual obligation for any period that ends (or is deemed pursuant to Section 9.3(b) to end) on or before the Closing Date; and

                    (3) Any sales, use, transfer, stamp, conveyance, value added, recording, registration, documentary, filing or other similar Taxes and fees, whether levied on the Buyer, the Parent, the Company, a Subsidiary or any of their respective Affiliates, on account of this Agreement or the transactions contemplated hereby.

               (b) The amounts specified in paragraphs (i), (ii), and (iii) shall be reduced (but not below zero) by the amount of any accruals for Tax liabilities on the Current Balance Sheet (exclusive of any accruals for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles) and the amounts of any estimated Tax payments made on or before the Closing Date.

               (c) Amounts payable pursuant to this Section 9.2 shall be computed after taking into account all Tax consequences to the Buyer (or its Affiliates) of (i) the receipt of (or the right to receive) the indemnification payment and (ii) the incurrence of the liability that gave rise to the right to receive the indemnification payment. Thus, it is the intention of the Parties that the Buyer be held harmless with respect to the liability that gave rise to the right to the indemnification payment on an after-Tax basis.

               (d) All claims for indemnification pursuant to this Section 9 shall be made in accordance with Section 8 hereof.

          9.3  Allocation of Certain Taxes.
               ---------------------------

               (a) The Buyer and the Parent agree that if the Company or any Subsidiary is permitted but not required under applicable foreign, state or local Tax laws to treat the Closing Date as the last day of a taxable period, the Buyer and the Parent shall treat such day as the last day of a taxable period.

               (b) Any Taxes for a taxable period beginning before the Closing Date and ending after the Closing Date with respect to the Company and/or the Subsidiaries shall be apportioned for purposes of Section 9.2 between the portion of the period ending on the Closing Date and the portion of the period commencing on the day immediately following the Closing Date based on the actual operations of the Company and/or the Subsidiaries, as the case may be, during such portions of the periods, and each such portion of such period shall be deemed to be a taxable period (whether or not it is in fact a taxable period).

          9.4  Cooperation on Tax Matters.
               --------------------------

               (a) The Buyer and the Parent and their respective Affiliates shall cooperate in the preparation of all Tax Returns for any Tax periods for which one party could reasonably require the assistance of the other party in obtaining any necessary information. Such cooperation shall include, but not be limited to, furnishing prior years' Tax Returns or return preparation packages illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax Returns, and furnishing such other information within such party's possession requested by the party filing such Tax Returns as is relevant to their preparation. Such cooperation and information also shall include without limitation provision of powers of attorney for the purpose of signing Tax Returns and defending audits, promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any taxing authority which relate to the Company or the Subsidiaries, and providing copies of all relevant Tax Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any taxing authority and records concerning the ownership and tax basis of property, which the requested party may possess.

               (b) If the Buyer or any of the Company and the Subsidiaries (as the case may be) on the one hand, or the Parent on the other, fails to provide any information requested by the other party within a reasonable period, or otherwise fails to do any act required of it under this Section 9.5, then the party failing to provide the information or do such act shall be obligated, notwithstanding any other provision of this Agreement, to indemnify the party requesting the information or act and shall so indemnify the requesting party and hold such party harmless from and against any and all costs, claims or damages, including, without limitation, all Taxes or deficiencies thereof, payable as a result of such failure. Notwithstanding the foregoing, the party that failed to deliver the information or do the act requested shall in no event be obligated to make any payments pursuant to this Section 7.5(b) if such party used all reasonable commercial efforts to provide the requested information or perform the requested act.

         9.5   Termination of Tax-Sharing Agreements. All Tax-sharing agreements
               -------------------------------------
or similar arrangements with respect to or involving the Company and the Subsidiaries shall be terminated prior to the Closing Date and, after the Closing Date, the Company and the Subsidiaries shall not be bound thereby or have any liability thereunder for amounts due in respect of periods ending on or before the Closing Date.

          9.6  Certain Tax Elections. The Parent shall not elect, cause to be
               ---------------------
elected, or participate in any election pursuant to Treasury Regulation Section 1.1502-76(b)(2) (or any comparable provisions of foreign or state law) to allocate items of income and expense of the Company and the Subsidiaries between the taxable year of the Parent ending on the Closing Date and its taxable year commencing on the day after the Closing Date on a proportionate method based on the number of days contained in each such taxable year. The Buyer shall not elect, cause to be elected, or participate in any election pursuant to Section 338(h)(10) or 338(g) with respect to the transactions contemplated herein. The Buyer shall cooperate with the Parent in reallocation of the Company and the Subsidiary Net Operating Losses.

     10.  Post-Closing Agreements.
          -----------------------

     The Parent and the Buyer agree that from and after the Closing Date:

          10.1 Proprietary Information.
               -----------------------

               (a) The Parent and each of its affiliates (as such term is defined in the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder) (individually, an "Affiliate" and collectively "Affiliates") shall hold in confidence and shall use their best efforts to have all officers, directors and personnel who continue after the Closing to be employed by the Parent or any Affiliate thereof to hold in confidence all knowledge and information of a secret or confidential nature with respect to the business of the Company and the Subsidiaries and not to disclose, publish or make use of the same without the consent of the Buyer, except to the extent that such information shall have become public knowledge other than by breach of this Agreement by the Parent or pursuant to subpoena or court order.

               (b) If (i) the employment of an officer, director or other employee of the Parent or any Affiliate thereof, to whom secret or confidential knowledge or information concerning the business of the Company or the Subsidiaries has been disclosed, is terminated and (ii) such individual is subject to an obligation to maintain such knowledge or information in confidence after such termination, the Parent shall, upon request by the Buyer, take all reasonable steps at their expense to enforce such confidentiality obligation in the event of an actual or threatened breach thereof.

               (c) Parent agrees that the remedy at law for any breach of this Subsection 10.1 would be inadequate and that the Buyer shall be entitled to injunctive relief in addition to any other remedy it may have upon breach of any provision of this Subsection 10.1.

          10.2 No Solicitation or Hiring of Former Employees.  Except as
               ---------------------------------------------
provided by law, for a period of three years after the Closing Date and except that the Parent may employ James Clemens on a part time basis until September 30, 2003, provided that such employment date not interfere with Mr. Clemens obligation to the Buyer, neither Parent nor any Affiliate thereof (including the Parent) shall (a) solicit any person who was an employee of the Parent or any of the Subsidiaries on the date hereof or the Closing Date to terminate his employment with the Buyer (or the Company or any of the Subsidiaries, as the case may be) or to become an employee of the Parent or Affiliate, or (b) hire any person who was such an employee on the date hereof or on the Closing Date.

          10.3 Non-Competition Agreement.
               -------------------------

          (a) For a period of five years after the Closing Date, neither Parent nor any Subsidiary thereof shall: (i) develop, manufacture, market or sell any product which competes with any existing or proposed product manufactured by either the Company or any of the Subsidiaries on or prior to the Closing Date, or (ii) engage in any business competitive with the business of the Company or any of the Subsidiaries as conducted on the date hereof or on the Closing Date, in the United States or any other country in which the Company or any of the Subsidiaries conducted its business during the two years prior to the Closing Date.

          (b) The parties hereto agree that the duration and geographic scope of the non-competition provision set forth in this Subsection 10.3 are reasonable. In the event that any court of competent jurisdiction determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the parties hereto agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. The Parent agrees that damages are an inadequate remedy for any breach of this provision and that the Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this non-competition provision.

          10.4 Board Representation.
               ---------------------

               (a) The Buyer agrees to nominate and recommend to its shareholders the election to the Buyer's Board of Directors two person designated by the Parent and acceptable to the Buyer's Board of Directors acting reasonably (it being agreed that in acting reasonably the Buyer's Board of Directors may consider the desirability of having two members of the Buyer's Board of Directors affiliated with the Parent). The Buyer's obligations under this Section 10.4(a) shall terminate if the Parent does not own five percent (5%) or more of the Buyer's outstanding Common Stock on or before July 31, 2000 or ceases to own five percent (5%) or more of the Buyer's outstanding Common Stock thereafter. The initial nominee to the Buyer's Board of Directors will be Alan Goldberg.

               (b) The Parent agrees to nominate and recommend to its shareholders the election to the Parent's Board of Directors one person designated by the Buyer. The initial nominee will be David Eisenhaure. The Parent's obligations under this Section 10.4 shall terminate if the Purchaser ceases to own five percent (5%) or more of the Buyer's outstanding Common Stock or the Buyer's obligations under
Section 3.10(a) ceases, whichever occurs first.


               (c) Both parties will endeavor to have the representatives set forth above elected or appointed to their boards as soon as possible, but in no event later than December 1, 1999. The Parent shall have no obligation to appoint or elect the Buyer's nominee to its Board of Directors until the Buyer has appointed or elected the Parent's nominees to the Buyer's Board of Directors.

          10.5 Benefit Transition.
               ------------------

               Parent and Buyer shall cooperate to take whatever steps are necessary to effect, as promptly as practicable after the Closing Date, to the extent elected by participants, the distribution and direct rollover to Buyer's 401(k) Plan of the accrued benefit as of the Closing Date of the Company's employees under the 401(k) Plan. With respect to such rollover: (i) Buyer shall provide to Parent written assurances that Buyer's 401(k) is an "eligible retirement plan" and (ii) Parent shall provide to Buyer written assurances that Parent's 401(k) Plan are or are part of an "eligible retirement plan." For purposes of this Section 10.5, the term "eligible retirement plan." For purpose of this Section 10.5, the term "eligible retirement plan" shall have the meaning set forth in Sections 401(a)(31)(D) and 402(c)(8)(B) of the Code.

          10.6 Co-operation in Financial and Other Reparation.
               -------------------------------------------------

          Each of Parent and Buyer agrees to fully cooperate with each other in
(i) the preparation and audit by the Buyer and its independent public accountants of financial statements of the Company for such periods as are necessary for the Buyer to comply with its reporting obligations under the Exchange Act and the rules and regulations thereunder, (ii) the preparation and audit Parent and its independent public accountants of the financial statements of the Parent and its consolidated subsidiaries for the fiscal year ended September 30, 1999, (iii) preparation of Tax Returns and in connection with other audits, including but not limited to sales tax, workers compensation and
(iv) the preparation by the Buyer of a balance sheet as of the Closing Date and a statement of income for the period then ended. Each of Parent and Buyer agrees to take such other steps as the other party shall reasonably request (at the expense of the requesting party) in order to permit compliance by a party hereto with its reporting obligations under the Exchange Act.

     11. Notices.
         -------

          Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by telex, federal express, registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

     To the Buyer:                           SatCon Technology Corporation
                                             161 First Street
                                             Cambridge, MA  02142
                                             Attention: President and
                                                        Chief Financial Officer
                                             Facsimile: (617) 576-7455

     With a copy to:                         Hale and Dorr LLP
                                             60 State Street
                                             Boston, MA  02109
                                             Attention: Jeffrey N. Carp, Esq.
                                                        David C. Phelan, Esq.
                                             Facsimile: (617) 526-5000

     To the Parent or the Company:           Mechanical Technology Incorporated
                                             968 Albany-Shaker Road
                                             Latham, New York 12110
                                             Attention: Cynthia A. Scheuer,
                                                        Chief Financial Officer
                                             Facsimile: (518) 785-2211

     With a copy to:                         Catherine S. Hill PLLC
                                             4 Global View
                                             Troy, New York 12180
                                             Attention: Catherine S. Hill
                                             Facsimile: (518) 285-7564

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally, (b) three business days after being sent, if sent by registered or certified mail or (c) the day after the day such notice is sent by fax or a reputable overnight courier.

     12.  Successors and Assigns.
          ----------------------

               This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Buyer, on the one hand, and the Parent, the Company and the Subsidiaries, on the other hand, may not assign their respective obligations hereunder without the prior written consent of the other party; provided, however, that the Buyer may assign this Agreement, and its rights and obligations hereunder, to a subsidiary or Affiliate of the Buyer. Any assignment in contravention of this provision shall be void. No assignment shall release the Buyer, the Parent, the Company or the Subsidiaries from any obligation or liability under this Agreement.

     13.  Entire Agreement; Amendments; Attachments.
          -----------------------------------------

               (a) This Agreement, all Schedules and Exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties.

               (b) If the provisions of any Schedule or Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provisions of the Agreement shall prevail. The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement.

     14.  Severability.
          ------------

            Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

     15.  Investigation of the Parties.
          ----------------------------

            All representations and warranties contained herein which are made to the best knowledge of a party shall require that such party make reasonable investigation and inquiry with respect thereto to ascertain the correctness and validity thereof.

     16.  Expenses.
          --------

            Except as otherwise expressly provided herein, the Buyer, on the one hand, and the Purchaser, on the other hand, will pay all of their own fees and expenses (including, without limitation, legal and accounting fees and expenses) incurred by them in connection with the transactions contemplated hereby. The fees and expenses of the Company and the Subsidiaries in connection with the transactions contemplated hereby shall be borne solely by the Parent and not by the Company or any Subsidiary. The Parent shall be responsible for the payment of all sales or transfer taxes arising out of the conveyance of the Shares owned by such Stockholder.

     17.  Submission to Jurisdiction.
          --------------------------

            The Parent, Company and Buyer each irrevocably consent and commit themselves to the jurisdiction of all of the federal and state courts situated in the Commonwealth of Massachusetts and the United States District Court for the District of Boston for any and all matters and/or disputes arising out of this Agreement or the transactions contemplated hereby.

     18. Governing Law.
         -------------

            This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     19. Section Headings.
         ----------------

            The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

     20. Counterparts.
         ------------

            This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.


                              SATCON TECHNOLOGY CORPORATION


                              By: /s/ David B. Eisenhaure
                                 --------------------------------------
                                     Name: David B. Eisenhaure
                                     Title: President

                              MECHANICAL TECHNOLOGY INCORPORATED


                              By: /s/ Cynthia A. Scheuer
                                 --------------------------------------
                                     Name: Cynthia A. Scheuer
                                     Title: Vice President and CFO

                              LING ELECTRONICS, INC.


                              By: /s/ Cynthia A. Scheuer
                                 --------------------------------------
                                     Name: Cynthia A. Scheuer
                                     Title: Secretary/Treasurer

                              LING ELECTRONICS, LTD.


                              By: /s/ Cynthia A. Scheuer
                                 --------------------------------------
                                     Name: Cynthia A. Scheuer
                                     Title: Member/Board of Directors

                               Omitted Schedules
                               -----------------

     Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, SatCon Technology Corporation has, with respect to the Stock Purchase Agreement among Mechanical Technology Incorporated, Ling Electronics, Inc., Ling Electronics, Ltd., and SatCon Technology Corporation, dated as of October 21, 1999, omitted to file the related schedules (listed below). These schedules will be supplementally furnished to the Commission upon request.

                                   Schedules
                                   ---------

3.3(b)  Liens on Stock                                           4.1   Subsidiaries
3.3(c)  Exceptions to Good Standing                              4.3   Capitalization
3.3(e)  Assets and Liabilities of Ling Electronics               4.6   Consents and Approvals
3.4     Required Consents                                        4.7   Litigation; Proceedings
3.6     Absence of Undisclosed Liabilities                       4.8   No Default or Violation
3.7     Litigation                                               4.9   Disclosure; Absence of
3.8     Insurance                                                      Certain Changes
3.9     Personal Property Liens                                  4.13  Listing and Maintenance
3.10    Intangible Property                                            Requirements Compliance
3.11    Real Estate and Leases                                   4.15  Registration Rights
3.13    Accounts Receivable and Accounts Payable                 4.16  Tax Status; Firpta
3.14    Tax Matters                                              4.17  Transaction with Affiliates
3.16    Contracts and Commitments                                4.18  Material Contracts
3.17    Compliance with Agreements and Laws                      4.19  ERISA
3.18    Employee Relations
3.19    Employee Benefit Plans
3.20    List of Environmental Reports
3.21    Absence of Certain Changes or Events
3.22    Sole Source Suppliers
3.23    Warranty and Product Liability Claims
3.25    Indebtedness to and from Officers, Directors and Parent
3.26    Banking Facilities
3.27    Powers of Attorney and Suretyships
3.28    Conflicts of Interest
3.29    Regulatory Approvals
3.30    Y2K Compliance